                                                                   Exhibit 10.41

                       COLONIAL CENTER AT MANSELL OVERLOOK

                                 LEASE AGREEMENT

                                      WITH

                            COMPBENEFITS CORPORATION

                             DATED: JANUARY 1, 2005

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
1.    PREMISES...........................................................      2
2.    TERM...............................................................      2
3.    COMPLETION OF IMPROVEMENTS.........................................      2
4.    POSSESSION.........................................................      2
5.    BASE RENTAL; SECURITY DEPOSIT......................................      2
6.    BASE RENTAL INCREASES..............................................      3
7.    ADDITIONAL RENT....................................................      3
8.    BROKERAGE DISCLOSURE...............................................      4
9.    USE................................................................      4
10.   TENANT'S ACCEPTANCE................................................      4
11.   ASSIGNMENT AND SUBLETTING..........................................      5
12.   HOLDING OVER.......................................................      6
13.   ALTERATIONS AND IMPROVEMENTS.......................................      6
14.   REPAIRS TO THE PREMISES............................................      7
15.   ENTRY BY LANDLORD..................................................      7
16.   DEFAULT AND REMEDIES...............................................      7
17.   LANDLORD'S SERVICES................................................      9
18.   DESTRUCTION OF PREMISES............................................     11
19.   CONDEMNATION OF PREMISES...........................................     11
20.   INSURANCE..........................................................     12
21.   INDEMNIFICATION AND HOLD HARMLESS..................................     12
22.   USUFRUCT ONLY......................................................     13
23.   WAIVER.............................................................     13
24.   ENTIRE AGREEMENT...................................................     13
25.   LANDLORD'S CONSENT.................................................     13
26.   NOTICES............................................................     13
27.   TRANSFER OF TENANT.................................................     14
28.   SUCCESSORS AND ASSIGNS; ATTORNMENT.................................     14
29.   TIME IS OF THE ESSENCE.............................................     14
30.   CAPTIONS: GOVERNING LAW............................................     14
31.   SEVERABILITY.......................................................     14
32.   SUBORDINATION; ESTOPPEL CERTIFICATES...............................     15
33.   ATTORNEYS' FEES....................................................     15
34.   LIMITATION OF LIABILITY............................................     15
35.   RULES AND REGULATIONS..............................................     15
36.   PARKING............................................................     16
37.   HAZARDOUS SUBSTANCES...............................................     16
38.   FINANCIAL STATEMENTS...............................................     17
39.   JOINT AND SEVERAL LIABILITY........................................     17
40.   QUIET ENJOYMENT....................................................     17
41.   TENANT TAXES.......................................................     17
42.   DAMAGE OR THEFT OF PERSONAL PROPERTY...............................     17
43.   FORCE MAJEURE......................................................     18
44.   HEADINGS...........................................................     18
45.   SUBMISSION OF LEASE................................................     18
46.   SPECIAL STIPULATIONS...............................................     18

Exhibit "A" -- Premises
Exhibit "B" -- Rules and Regulations
Exhibit "C" -- Operating Expenses
Exhibit "D" -- Work Agreement
Exhibit "E" -- Special Stipulations

                            COLONIAL PROPERTIES TRUST

                                 LEASE AGREEMENT

     This Lease Agreement ("LEASE") is made as of the 1st day of January, 2005 (the "Effective Date"), by and between COLONIAL REALTY LIMITED PARTNERSHIP, a Delaware limited partnership (the "LANDLORD"); and COMPBENEFITS CORPORATION, a Delaware corporation (the "TENANT").

                                   WITNESSETH:

1.   PREMISES.

     Landlord does hereby rent and lease to Tenant the following described space in the office complex known as Colonial Center at Mansell Overlook (the "PARK") in the office building designated as Colonial Center 100, 100 Mansell Court East (the "BUILDING"): known as Suite 400, as shown on Exhibit "A" (the "PREMISES"). For all purposes under this Lease, the Premises shall be deemed to include 58,807 rentable square feet (including both Tenant's usable area and common areas attributable to Tenant's usable area), and Landlord and Tenant acknowledge and agree that said figure is accurate for all purposes used herein. No easement for light, air or view is granted or implied hereunder, however, Tenant shall have, as an appurtenance to the Premises, the non-exclusive right to use the common lobbies, corridors, stairways, elevators and loading platform (if any) of the Building in common with others together with the common walkways, parking areas and driveways in the Park necessary for common ingress and egress to the Building and the Premises (collectively, the "COMMON AREAS").

2.   TERM.

     The term of this Lease shall be for a period commencing at 12:01 a.m. on the 1st day of January, 2005 (the "COMMENCEMENT DATE"), and expiring at 11:59 p.m. on December 31, 2014 (the "TERM").

3.   COMPLETION OF IMPROVEMENTS.

     Landlord agrees to promptly proceed to prepare the Premises for Tenant's occupancy in accordance with the terms of this Lease and in accordance with the work schedule attached hereto as Exhibit "D".

4.   POSSESSION.

     Tenant shall be entitled to possession of the Premises as of the Effective Date.

5.   BASE RENTAL; SECURITY DEPOSIT.

     (a) Tenant shall pay in advance to Landlord at Landlord's address for rental payments set out in Paragraph 26 hereof, or at such other place as Landlord shall designate in writing, promptly, without demand, deduction or offset, on the first day of each month during the Term a Base Rental beginning on the Commencement Date (which date is also referred to herein as the Rental Commencement Date), which shall be as follows:

                                                      Monthly
              Months                  Base Rental   Installment
-----------------------------------   -----------   -----------
January 1, 2005 - December 31, 2005      $13.00     $ 63,707.58
January 1, 2006 - December 31, 2006      $13.00     $ 63,707.58
January 1, 2007 - December 31, 2007      $19.00     $ 93,111.08
January 1, 2008 - December 31, 2008      $21.00     $102,912.25
January 1, 2009 - December 31, 2009      $21.50     $105,362.54
January 1, 2010 - December 31, 2010      $22.00     $107,812.83
January 1, 2011 - December 31, 2011      $22.50     $110,263.12
January 1, 2012 - December 31, 2012      $23.00     $112,713.41
January 1, 2013 - December 31, 2013      $23.50     $115,163.70
January 1, 2014 - December 31, 2014      $24.00     $117,614.00

     (b) "LEASE YEAR", as used herein, means a period of twelve (12) consecutive calendar months, or a portion thereof falling within the Term, with the first Lease Year commencing with the first day of the first calendar month beginning on or after the Commencement Date and each subsequent Lease Year commencing on each anniversary during the Term of the first day of the first Lease Year. The period, if any, from the Commencement Date to the beginning of the first Lease Year shall be treated as if it were part of the first Lease Year under this Lease for all purposes.

6.   BASE RENTAL INCREASES. [Intentionally Deleted].

7.   ADDITIONAL RENT.

     (a) The following terms, as used in this Lease, shall have the following meanings:

     "ESCALATION YEAR" means each calendar year, commencing with the first full calendar year following the calendar year in which the Commencement Date occurs, falling, in whole or in part, within the Term.

     "BASE YEAR" means calendar year 2005.

     "OPERATING EXPENSES" are defined in Exhibit "C".

     "EXCESS EXPENSES" means the amount by which the annual Operating Expenses incurred by Landlord during each successive Escalation Year exceed Operating Expenses incurred by Landlord for the Base Year.

     "TENANT'S SHARE" means 34.90%.

     (b) Tenant shall pay to Landlord as additional rent (the "ADDITIONAL RENT"), for each Escalation Year during the Term, Tenant's Share for such Escalation Year.

     (c) As soon as practicable prior to the beginning of each Escalation Year (including during any extension or renewal of the Term), Landlord shall deliver to Tenant a statement setting forth (i) Landlord's projection of the Operating Expenses for the upcoming Escalation Year, (ii) Tenant's Share for the upcoming Escalation Year and (iii) a computation of the monthly installments to be paid by Tenant toward Tenant's Share for the upcoming Escalation Year, which amount shall be one-twelfth (1/12) of the amount determined pursuant to (ii) above. In the event such statement is not delivered until after the commencement of the Escalation Year, Tenant shall continue to pay Tenant's Share based on the prior year's statement until the statement for the then-current Escalation Year is delivered, and when such statement is delivered, Tenant shall pay to Landlord the amount by which the monthly installments of Tenant's Share shown on such statement exceed the installments of Tenant's Share actually paid by Tenant for the expired months in the then-current Escalation Year within thirty (30) days after the rendering of such statement by Landlord, and from and after the delivery of such statement Tenant shall pay to Landlord in advance on the first day of each calendar month following the rendering of such statement the monthly installments provided for in such statement, such payments to continue until another statement is rendered. If at any time it appears to Landlord that Tenant's Share for such Escalation Year will exceed Landlord's prior estimate of Tenant's Share for such Escalation Year by more than five percent (5%), Landlord shall have the right to revise, by notice to Tenant, its estimate for such Escalation Year, and subsequent payments by Tenant for such Escalation Year shall be based upon the revised estimate of Tenant's Share for such Escalation Year.

     (d) Commencing with Landlord's statement delivered following the beginning of the second full Escalation Year occurring during the Term, Landlord shall also set forth (i) the actual amount of the Operating Expenses incurred during the preceding Escalation Year, and (ii) any underpayment or overpayment by Tenant based on Tenant's monthly payment(s) (if any) of Tenant's Share made during the preceding Escalation Year. In the event of any underpayment by Tenant, Tenant shall pay the full amount of such deficiency to Landlord within thirty (30) days of receipt of Landlord's statement. Any overpayment by Tenant shall, at Landlord's option, either be (i) paid to Tenant within thirty (30) days of delivery of Landlord's statement, or (ii) applied to Tenant's Share as projected for the ensuing calendar year.

     (e) For the Escalation Year in which the Term expires, Landlord shall deliver to Tenant, as soon as practicable after the expiration of the Term, a statement setting forth (i) Tenant's Share determined by annualizing Operating Expenses actually incurred or accrued during the portion of the Escalation Year falling within the Term and then prorating Tenant's Share thereby determined, based on the number of days of such Escalation Year falling within the Term, and
(ii) any underpayment or overpayment of Tenant's Share made during that final Escalation Year. In any underpayment, Tenant shall promptly pay the full amount thereof to Landlord. If Tenant has overpaid, Landlord shall promptly reimburse Tenant the full amount of such overpayment. The respective obligations of the parties hereto pursuant to this Paragraph 7 shall survive the expiration or earlier termination of the Lease.

     (f) If the Building is not fully occupied during any calendar year of the Term, including for purposes hereof the Base Year, the Operating Expenses and the Excess Expenses for purposes of this Paragraph 7 shall be determined as if the Building had been fully occupied during such calendar year (and fully assessed for real estate tax purposes). For the purposes of this Paragraph 7, "fully occupied" shall mean occupancy of 100% of the rentable area of the Building.

     (g) Landlord's books and records pertaining to the calculation of Operating Expenses for the immediately preceding calendar year of the Lease Term may be audited by Tenant or its representatives at Landlord's office where Operating Expense records are kept, at Tenant's expense, at any time within one hundred eighty (180) days after Landlord's annual statement is delivered to Tenant for such calendar year; provided that Tenant shall give Landlord not less than fifteen (15)) days' prior written notice of any such audit. The audit may only be conducted by the public accounting firm that performs Tenant's general audit or a public accounting firm approved by Landlord, which approval shall not be unreasonably withheld. If Landlord's calculations of Tenant's Additional Rental for the audited calendar year was incorrect, then Tenant shall be entitled to a prompt refund of any overpayment or Tenant shall promptly pay to Landlord the amount of any underpayment, as the case may be. If Landlord's estimate was incorrect by more than four percent (4%) of the actual Operating Expenses for a calendar year, Landlord shall reimburse Tenant for its actual audit costs, not to exceed $4,000.00 for any audit.

8.   BROKERAGE DISCLOSURE.

     COLONIAL PROPERTIES SERVICES, INC. ("CPSI") HAS REPRESENTED LANDLORD IN THIS LEASE. ICON COMMERCIAL INTERESTS, LLC ("ICON") HAS REPRESENTED TENANT IN THIS LEASE. EACH OF CPSI AND ICON SHALL BE PAID A COMMISSION BY LANDLORD PURSUANT TO THE TERMS OF A SEPARATE AGREEMENT. Tenant warrants that there are no other claims for brokers' commissions or finders' fees in connection with its execution of this Lease. Tenant hereby indemnifies and holds Landlord and Landlord's agents harmless from and against any and all loss, cost, damage or expense incurred by Landlord or Landlord's agents as a result of or in connection with a claim of any real estate agent or broker, if made by, through or under Tenant. Landlord hereby indemnifies and holds Tenant and Tenant's agents harmless from and against any and all loss, cost, damage or expense incurred by Tenant or Tenant's agents as a result of or in connection with a claim of any real estate agent or broker, if made by, through or under Landlord. Tenant shall, upon Landlord's request, cause the party representing Tenant as set forth above to provide to Landlord a broker's lien waiver, sufficient to waive such broker's lien rights to the Building and Park.

9.   USE.

     The Premises shall be used for business office and related ancillary purposes and for no other purposes. The occupancy rate of the Premises shall in no event be more than one (1) person per one hundred eighty (180) rentable square feet. The Premises shall not be used for any illegal purposes, nor in violation of any regulation of any governmental body, nor in any manner to create any nuisance or trespass, nor in any manner to vitiate the insurance or increase the rate of insurance on the Premises or the Building. Tenant shall, at its own expense, promptly comply with any and all municipal, county, state and federal statutes, regulations and/or requirements applicable or relating to the use, occupancy or condition of the Premises.

10.  TENANT'S ACCEPTANCE.

     Tenant acknowledges that it has been afforded an opportunity to inspect the Premises and accepts the Premises "as is" and as suited for Tenant's intended use thereof.

11.  ASSIGNMENT AND SUBLETTING.

     (a) Tenant shall not, whether by operation of law or otherwise, assign, transfer, hypothecate or otherwise encumber this Lease or any interest herein and shall not sublet or permit the use by others of the Premises or any portion thereof without obtaining in each instance Landlord's prior written consent, which consent Landlord shall not unreasonably withhold or delay. Without limiting the foregoing prohibition, in no event shall Tenant assign this Lease or any interest herein, or sublet the Premises or any part thereof or permit the use of the Premises or any part thereof by any party, and Landlord may withhold its consent to any requested assignment or subletting (and the withholding of consent shall be conclusively deemed to be reasonable), (i) if the proposed assignee or subtenant is a party who would (or whose use would) detract from the character of the Building as a first-class office building, (ii) if the proposed assignment or subletting shall be to a governmental subdivision or agency or any person or entity who enjoys diplomatic or sovereign immunity, or (iii) if such proposed assignment, subletting or use would contravene any restrictive covenant affecting the Building (including any exclusive use) granted to any other tenant of the Building). Landlord's consent to one assignment, sublease, transfer or hypothecation shall not be deemed as a consent to any other or further assignment, sublease, transfer or hypothecation. Any such assignment, sublease, transfer or hypothecation without Landlord's prior written consent shall be void and shall, at Landlord's option, constitute a default under this Lease. No acceptance by Landlord of any rent or any other sum of money from any assignee, sublessee or other category of transferee shall release Tenant from any of its obligations hereunder or be deemed to constitute Landlord's consent to any assignment, sublease, transfer or hypothecation, and in any event, Tenant shall remain primarily liable on this Lease for the entire Term hereof and shall in no way be released from the full and complete performance of all the terms, conditions, covenants and agreements contained herein. Notwithstanding the above, in no event shall Tenant install, paint, affix or place any sign(s) on or about the Premises, Building or Park advertising or giving notice that the Premises are available "for lease", "for sublease", "for rent" or the like.

     (b) If Tenant should desire to assign this Lease or sublet the Premises or any part thereof, Tenant shall give Landlord prior written notice, which notice shall specify (i) the name and business of the proposed assignee or sublessee,
(ii) the amount and location of the space affected, (iii) the proposed effective date and duration of the subletting or assignment, and (iv) the proposed rental or other consideration to be paid to Tenant by such sublessee or assignee. Landlord shall then have a period of fifteen (15) days following receipt of such notice within which to notify Tenant in writing that Landlord elects (1) to terminate this Lease as to the space so affected as of the date so specified by Tenant, in which event Tenant will on that date be relieved of all further obligations to pay rent hereunder as to such space, (2) to permit Tenant to assign or sublet such space, in which event if the proposed rental between Tenant and sublessee for the space affected is greater than the Base Rental as adjusted under this Lease applicable to the space affected, or if consideration other than rental is paid to Tenant by such assignee or sublessee with respect to the affected space, then fifty percent (50%) of such excess rental and other consideration, minus all reasonable sublease costs (including tenant improvements, free rent and commissions) shall be deemed additional rent owed by Tenant to Landlord under this Lease, and the amount of such excess shall be paid by Tenant to Landlord in the same manner that Tenant pays the Base Rental hereunder and in addition thereto, (3) to withhold consent to Tenant's assigning or subleasing such space and to continue this Lease in full force and effect as to the entire Premises, or (4) to consent to Tenant assigning or subleasing such space, subject to Landlord's approval of the assignment or sublease document. If Landlord should fail to notify Tenant in writing of such election within said fifteen (15) day period, Landlord shall be deemed to have elected option (3) above. Tenant agrees to reimburse Landlord in an amount of $500.00 for Landlord's attorneys' fees and costs incurred in connection with the processing and documentation of each request made pursuant to this Paragraph. Notwithstanding the giving by Landlord of its consent to any assignment or sublease with respect to the Premises, no such assignee or sublessee may exercise any expansion option, right of first refusal option, or renewal option under this Lease except in accordance with a separate written agreement entered into directly between such assignee or sublessee and Landlord, and, absent Landlord's written agreement to the contrary, all option rights of Tenant, and all lease rights of Tenant created pursuant to the exercise of any option rights, with respect to any space so assigned or subleased shall be extinguished.

     (c) The sale or transfer of Tenant's voting stock (if a corporation) or a partnership interest (if a partnership) or member interest (if a limited liability company) in Tenant resulting in the transfer of control of a majority of such stock or interest, or the occupancy of the Premises by any successor firm of Tenant or by any firm into which or with which Tenant may become merged or consolidated shall be deemed an assignment of this

Lease without requiring the prior written consent of Landlord, provided that such transferee, successor or assignee is of equal or greater financial strength to Tenant.

12.  HOLDING OVER.

     If Tenant remains in possession after the expiration of the Term, or the termination of this Lease, it shall be a tenant at sufferance only and there shall be no renewal hereof by operation of law. In such event, such occupancy shall be at an amount equal to one hundred twenty-five percent (125%) of the Base Rental for the first two (2) months, then one hundred fifty percent (150%) of the Base Rental (the "Holdover Rent") in effect immediately prior to the expiration or termination of this Lease and shall otherwise be subject to all of the covenants and provisions of this Lease. The Holdover Rent shall be paid in advance in monthly increments and shall not be prorated for a period of less than one month. Tenant shall be liable to Landlord for all damages (excluding consequential damages) incurred by Landlord as a result,(1) in whole or in part, of Tenant's failure to deliver possession of the Premises to Landlord upon expiration or termination of the Term.

13.  ALTERATIONS AND IMPROVEMENTS.

     (a) Subject to the terms of the following sentence, no alteration in, or addition to, the Premises will be made without first obtaining Landlord's prior written consent, which Landlord may grant or withhold for any reason or for no reason, and any such work consented to, although paid for by Tenant, will be done by Landlord with Landlord reserving the right to charge Tenant a fee equal to ten percent (10%) of the cost of the work for supervision of such alterations or additions. With respect to any alteration, addition or improvement which does not affect the structure of the Building, does not affect any of the Building's systems (e.g., mechanical, electrical or plumbing), does not diminish the capacity of such Building's systems available to other portions of the Building, is not visible from the common areas or exterior of the Building, and is in full compliance with all laws, orders, ordinances, directions, requirements, rules and regulations of all governmental authorities, Landlord's consent shall not be unreasonably withheld. Notwithstanding the foregoing provisions of this paragraph, Landlord's consent shall not be required for alterations, additions or improvements of a non-structural nature in an amount less than $25,000.00 provided Tenant gives Landlord advance notice of the work and coordinates scheduling with Landlord, uses contractors approved by Landlord, provides Landlord a description of the Work and requires the contractors to abide by Landlord's rules for construction.

     (b) If Tenant's actions, omissions or occupancy of the Premises shall cause the rate of fire or other insurance either on the Building or the Premises to be increased, Tenant shall pay, as additional rent, the amount of any such increase promptly upon request by Landlord.

     (c) All erections, additions, fixtures and improvements, whether temporary or permanent in character (except only the trade fixtures and movable office furniture of Tenant) made in or upon the Premises, shall be and remain Landlord's property and shall remain upon the Premises at the expiration or earlier termination of this Lease, with no compensation to Tenant. Landlord reserves the right to require Tenant to remove any such improvements or additions at the termination hereof or within fifteen (15) days thereafter. Landlord may, at its election, repair any damage to the Premises caused by or in connection with the removal of any articles of personal property, business or trade fixtures, alterations, improvements and installations, and all costs for such repairs shall be at Tenant's expense.

     (d) Tenant will not install a wireless fidelity network ("WIFI Network") within the Premises without first obtaining Landlord's prior written consent, which Landlord will not unreasonably withhold provided Tenant executes an amendment to the Lease regulating the installation and use of the WIFI Network.

14.  REPAIRS TO THE PREMISES.

     Landlord shall not be required to make any repairs or improvements to the Premises, except structural repairs necessary for safety and tenantability. Tenant shall, at its own cost and expense, keep in good repair all portions of the Premises, including but not limited to windows, glass and plate glass, doors, interior walls and finish work, floors and floor coverings, and supplemental or special heating and air conditioning system, and shall take good care of the Premises and its fixtures and permit no waste, except normal wear and tear with due consideration for the purpose for which the Premises are leased. Landlord shall maintain and replace, at its cost and expense, all Building standard light bulbs and lighting fixtures in the Premises. Tenant shall maintain and replace, at its cost and expense, all light bulbs and fixtures in the Premises that are not the Building's standard light fixtures and bulbs. Any repairs required under this Paragraph, although paid for by Tenant, will be performed by Landlord, with Landlord reserving the right to charge Tenant a fee equal to two percent (2%) of the cost of the work.

15.  ENTRY BY LANDLORD.

     Landlord or its agents may enter the Premises at reasonable hours and upon reasonable notice (except in cases of emergency) to exhibit same to prospective purchasers or tenants, to inspect the Premises to see that Tenant is complying with a11 of its obligations hereunder, and to make repairs, improvements, alterations or additions which Landlord shall deem necessary for the safety, preservation or improvement of the Building or to make repairs or modifications to any adjoining space. Landlord shall be allowed to take all material into and upon the Premises that may be required to make such repairs, improvements, alterations or additions for the benefit of Tenant without in any way being deemed or held guilty of an eviction of Tenant, and the Base Rental, Additional Rent and other charges hereunder shall in no wise abate while said repairs, improvements, alterations or additions are being made. All such repairs, improvements, alterations and additions shall be done during ordinary business hours, provided that Landlord shall make reasonable efforts to conduct such repairs, improvements, alterations or additions in a manner which will not interfere with the conduct of Tenant's business.

16.  DEFAULT AND REMEDIES.

     (a) In addition to the circumstances hereinbefore set forth, the occurrence of any of the following shall constitute a default of this Lease by Tenant:

          (i) the filing of any voluntary petition or similar pleading under any section or sections of any bankruptcy or insolvency act by or against Tenant or the institution of any voluntary or involuntary proceeding in any court or tribunal to declare Tenant insolvent or unable to pay Tenant's debts as they mature and, in the case of an involuntary petition or proceeding, the petition or proceeding is not dismissed within forty-five (45) days from the date it is filed, or the making of an assignment for the benefit of its creditors by Tenant, or the appointment of a trustee or receiver for Tenant or for the major part of Tenant's property;

          (ii) Tenant's failure to pay the monthly Base Rental, Additional Rent or any other sum due hereunder, if such nonpayment continues for five (5) or more days after the date notice of such late payment is provided to Tenant; provided, however, if more than one (1) payment due of Tenant hereunder in any twelve (12) month period during the Term is not made until after notice of such late payment is received by Tenant, then it shall be a default hereunder by Tenant if any subsequent payment due of Tenant hereunder in the same twelve (12) month period is not made within five (5) days after the date the same is due;

          (iii) Tenant's default in the prompt and full performance of any other provision of this Lease and Tenant does not cure the default within twenty (20) days after written demand by Landlord that the default be cured (unless the default involves a condition dangerous to person or property, or which will become worse if no immediate action is taken to cure such default, in which event such default shall be cured forthwith upon Landlord's demand); provided, however, if Tenant has commenced efforts to cure the default during such period and diligently prosecutes such efforts to completion, Tenant shall have additional time (not to exceed ninety (90) days) to complete such cure as is reasonably necessary under the circumstances in question.

          (iv) the levy, execution or attachment against assets of Tenant located in the Premises;

          (v) Tenant's failure to take possession or occupancy of the Premises;

          (vi) Tenant shall do or permit to be done anything that creates a lien upon the Premises or the Building and such lien is not removed or discharged within thirty (30) days of the filing thereof;

          (vii) Tenant shall fail to return a properly executed instrument to Landlord in accordance with the provisions of Paragraph 32 hereof within the time period provided for such return following Landlord's request for the same as provided in Paragraph 32, which failure is not cured within ten (10) days after written notice thereof is given by Landlord to Tenant.

     (b) Upon the occurrence of any default by Tenant as aforesaid, Landlord, in addition to any and all other rights or remedies it may have at law or in equity, shall have the option of pursuing any one or more of the following remedies:

          (i) Landlord shall have the immediate right of reentry and may remove all property from the Premises to a warehouse or elsewhere at the cost of, and for the account of Tenant, all without being deemed guilty of trespass or becoming liable for any loss, damage or damages which may be occasioned thereby;

          (ii) Landlord may terminate this Lease by giving notice of termination, in which event this Lease shall expire and terminate on the date specified in such notice of termination, with the same force and effect as though the date so specified were the date herein originally fixed as the expiration date of the Term of this Lease, and all rights of Tenant under this Lease and in and to the Premises shall expire and terminate, and Tenant shall remain liable for all obligations under this Lease arising up to the date of such termination, and Tenant shall surrender the Premises to Landlord on the date specified in such notice;

          (iii) Landlord may terminate this Lease as provided in subparagraph 16(b)(ii) hereof and recover from Tenant all damages Landlord may incur by reason of Tenant's default, including, without limitation, a sum which, at the date of such termination, represents the then present value (calculated at the rate of twelve percent (12%) interest per annum) of the excess, if any, of (A) the Base Rental (including without limitation, increases in Base Rental pursuant to Paragraph 6 hereof), Additional Rent, and all other sums which would have been payable hereunder by Tenant for the period commencing with the day following the date of such termination and ending with the date hereinbefore set for the expiration of the full term hereby granted, over (B) the aggregate reasonable rental value of the Premises (less reasonable brokerage commissions, attorneys' fees and other costs relating to the reletting of the Premises) for the same period, all of which excess sum shall be deemed immediately due and payable;

          (iv) Landlord may, without terminating this Lease, declare immediately due and payable all Base Rental, Additional Rent, and other rents and amounts due and coming due under this Lease for the entire remaining Term hereof, together with all other amounts previously due, at once; provided, however, that such payment shall not be deemed a penalty or liquidated damages but shall merely constitute payment in advance of rent for the remainder of said Term; upon making such payment, Tenant shall be entitled to receive from Landlord all rents received by Landlord from other assignees, tenants and subtenants on account of said Premises during the Term of this Lease, provided that the monies to which Tenant shall so become entitled shall in no event exceed the entire amount actually paid by Tenant to Landlord pursuant to this clause (iv) less all costs, expenses and attorneys' fees of Landlord incurred in connection with the reletting of the Premises; or

          (v) Landlord may, from time to time without terminating this Lease, and without releasing Tenant in whole or in part from Tenant's obligation to pay Base Rental, Additional Rent and all other amounts due under this Lease and perform all of the covenants, conditions and agreements to be performed by Tenant provided in this Lease, make such alterations and repairs as necessary to relet the Premises, and, after making such alterations and repairs, Landlord may, but shall not be obligated to, relet the Premises or any part thereof for such term (which may be for a term extending beyond the Term of this Lease) at such rental and upon such other terms and conditions as Landlord in its reasonable discretion may deem advisable or acceptable; upon each reletting, all rentals received by Landlord from such reletting shall be applied first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorneys' fees, and of costs of such alterations and repairs; third, to the payment of the Base Rental, Additional Rent and other charges due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied against payments of future Base Rental, Additional Rent or other charges as the same may become due and payable hereunder. In no event shall Tenant be entitled to any excess rental received by Landlord over and above charges that Tenant is obligated to pay hereunder, including Base Rental, Additional Rent and all other charges; if such rentals received from such reletting during any month are less than those to be paid during the month by Tenant hereunder, including Base Rental, Additional Rent and all other charges, Tenant shall pay any such deficiency to Landlord, which deficiency shall be calculated and paid monthly. Tenant shall also pay Landlord as soon as ascertained and upon demand all costs and expenses incurred by Landlord in connection with such reletting and in making any alterations and repairs which are not covered by the rentals received from such reletting; notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

     (c) Landlord's reentry, demand for possession, notice that the tenancy hereby created will be terminated on the date therein named, institution of an action of forcible detainer or ejectment or the entering of a judgment for possession in such action or any other act or acts resulting in the termination of Tenant's right to possession of the Premises shall not relieve Tenant from Tenant's obligation to pay all sums due hereunder, except as herein expressly provided. Landlord may collect and receive any Base Rental, Additional Rent or other charges due from Tenant, and the payment thereof shall not constitute a waiver of or affect any notice or demand given, suit instituted or judgment obtained by Landlord, or be held to waive, affect, change, modify or alter the rights or remedies which Landlord has in equity or at law or by virtue of this Lease.

     (d) If Landlord commences any proceedings for nonpayment of Base Rental, Additional Rent or other sums due hereunder, Tenant win not interpose any counterclaim of whatever nature or description which is not directly related to the Lease in any such proceeding. This shall not, however, be construed as a waiver of Tenant's right to assert such claims in any separate action or actions brought by Tenant. Any action brought under or with respect to this Lease must be brought in a court located in Atlanta, Georgia, and having jurisdiction therein.

     (e) All sums past due from Tenant under this Lease shall bear interest at twelve percent (12%) per annum, but in no event in excess of the maximum lawful rate, from due date until paid in full.

     (f) Except as expressly provided in this Lease, Tenant hereby waives any and every form of demand and notice prescribed by statute or other law, including without limitation the notice of any election of remedies made by Landlord under this Paragraph, demand for payment of any rent, or demand for possession.

     (g) All rights and remedies of Landlord created or otherwise existing at law are cumulative, and the exercise of one or more rights or remedies shall not be taken to exclude or waive the right to exercise any other.

     (h) Tenant shall and hereby agrees to pay all costs and expenses incurred by Landlord in enforcing any of the covenants and agreements of this Lease, or as a result of an action brought by Landlord against Tenant for an unlawful detainer of the Premises, and all such costs, expenses and attorneys' fees shall, if paid by Landlord, be paid by Tenant to Landlord within fifteen (15) days of Landlord's written demand therefor, together with interest at eighteen percent (18%) per annum, but in no event in excess of the maximum lawful rate, from the date of Landlord's payment thereof.

     (i) In the event of a default hereunder beyond applicable periods of notice and cure, Landlord may declare Tenant in default under any or all other agreements between Landlord and Tenant or any affiliate of Tenant, whether in effect now or following the date of this Lease.

17.  LANDLORD'S SERVICES.

     (a) Landlord shall render certain services and supplies in accordance with and as described in this Paragraph 17, as follows:

          (i) Landlord shall cause the Premises to be cleaned at least five (5) nights weekly.

          (ii) Landlord shall furnish electric current for Building standard tenant lighting and small business machinery only from electric circuits designated by Landlord for Tenant's use. Such circuits will be fed into one or more of the existing electrical panel(s) in the electrical closets located on the same Building floor as the Premises. Tenant's usage of said panels on any given floor shall not exceed Tenant's pro rata share (based on rentable square footage) of the panels' capacity. Tenant will not use any electrical equipment which in Landlord's opinion will overload the wiring installations or interfere with the reasonable use thereof by other users in the Building. Tenant will not, without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed in each instance, connect any items such as non-Building standard tenant lighting, vending equipment, printing or duplicating machines, computers (other than desktop word processors and personal computers), auxiliary air conditioners, and other computer-related equipment to the Building's electrical system, or make any alteration or addition to the system. If Tenant desires any such items, additional 208/120 volt electrical power beyond that supplied by Landlord as provided above, electric current in excess of 208/120 volts for purposes other than Building standard tenant lighting, or other special power requirements or circuits, then Tenant may request Landlord to provide such supplemental power or circuits to the Premises, which request Landlord may grant or withhold in its reasonable discretion. If Landlord furnishes such power or circuits, Tenant shall pay Landlord the cost of the design, installation and maintenance of the facilities required to provide such additional or special electric power or circuits and the cost of all electric current so provided at such rates as may be determined from time to time by Landlord. Landlord require separate electrical metering of such supplemental electrical power or circuits to the Premises, and Tenant shall pay, on demand, the cost of the design, installation and maintenance of such metering facilities. Tenant shall not have access to any electrical closets in the Building; any electrical engineering design or contract work shall be performed at Tenant's expense by Landlord or an electrical engineer and/or electrical contractor designated by Landlord. All invoices respecting the design, installation and maintenance of the facilities requested by Tenant shall be paid within thirty (30) days of Tenant's receipt thereof. Landlord's charge to Tenant for the cost of electric current so provided shall be paid within thirty (30) days of receipt of invoice by Tenant.

          (iii) Landlord shall furnish seasonable air conditioning and heating during normal business hours (8:00 A.M. to 6:00 P.M. Monday through Friday and 8:30 A.M. until 1:00 P.M. Saturday), said heat or air conditioning not being furnished Sunday or holidays observed by Landlord. Holidays which are observed by Landlord are New Years Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and the following Friday, and Christmas Day. Should Tenant desire either heating or air conditioning at other times, Landlord agrees to provide same, but at Tenant's expense at such hourly rates as may be determined from time to time by Landlord, which charge Tenant shall pay promptly upon being billed therefor. The current charge for after hours heating or air-conditioning is $15.00 per hour which charge shall not increase by more than five percent (5%) annually, however if Landlord's cost of electricity increases by more than five percent (5%) annually, Landlord may increase this charge by a like amount. If Tenant installs equipment which in Landlord's opinion produces enough heat to cause comfort problems in the Building or any part thereof, or if Tenant desires a supplemental air conditioning system and Landlord has approved same, then Landlord may, at its option, either cause to be designed or permit Tenant to design a supplemental air conditioning system, subject to Landlord's approval, and Landlord shall install such system at Tenant's expense substantially in accordance with such design. If Tenant has requested such supplemental system, Tenant shall be responsible for determining that the design of such system is adequate for its needs. Tenant agrees to pay Landlord for such equipment, design, installation, metering and consumption of electricity for supplemental air conditioning and to maintain such equipment at Tenant's expense. If such supplemental air conditioning is installed at the request of either Tenant or Landlord in a manner that utilizes the Building condenser water loop, Tenant shall pay a one-time tap fee, payable within thirty (30) days of invoicing from Landlord, at Landlord's then established rate for such. Tenant shall also pay for the necessary pump and piping to connect the supplemental air conditioning equipment to the Building condenser water risers. Regardless of whether such supplemental air conditioning is tapped into the Building condenser water loop. Tenant shall pay (in addition to the one-time tap fee, if applicable) each calendar quarter in advance, as additional rent, a usage charge determined by Landlord based upon the tonnage of the cooling equipment installed. Such usage charge as determined by Landlord may be increased at any time and from time to time, provided, however, that in no event will such usage charge, as increased hereunder, ever be decreased. All systems and/or equipment installed, as provided hereinabove, shall become part and parcel with the Building and forever remain Landlord's property.

          (iv) Landlord shall maintain the landscaping for the Building to the same level as similar Class A buildings in the North Fulton market of Atlanta, Georgia.

     (b) Except in cases of its gross negligence, Landlord shall not be liable for any damages directly or indirectly resulting from the installation, use or interruption of use of any equipment in connection with the furnishing of services referred to in this Paragraph, and particularly any interruption in services by any cause beyond the immediate control of Landlord, provided Landlord shall use reasonable diligence in the restoration of such services. Notwithstanding anything contained herein to the contrary, if any essential services (such as HVAC, passenger elevators if necessary for reasonable access, electricity, water), supplied by Landlord are interrupted, and the interruption does not result from the negligence or willful misconduct of Tenant, its employees, invitees, or agents, Tenant shall be entitled to an abatement of Base Rental and Additional Rent. The abatement shall begin on the fourth (4th) consecutive business day of the interruption or when Tenant stops using the Premises because of the interruption, whichever is later. The abatement shall end when the services are restored. Excluding the destruction of Premises covered by Paragraph 18 below, Tenant shall have the option to cancel the Lease if the interruption unreasonably and materially interferes with Tenant's use of or access to the Premises for at least one hundred twenty (120) consecutive days. To exercise this option Tenant must give Landlord notice of the cancellation within ten (10) days from the end of the one hundred twenty (120) day period. During any such interruption, Landlord shall use commercially reasonable efforts to restore the services.

18.  DESTRUCTION OF PREMISES.

     Should the Premises be so damaged by fire or other cause that rebuilding or repairs cannot, in the opinion of Landlord's architect, be completed within one hundred eighty (180) days from the date of the fire, or other cause of damage, then either Landlord or Tenant may terminate this Lease by written notice to the other given within thirty (30) days of the date of such damage or destruction, in which event rent shall be abated from the date of such damage or destruction. However, if the damage or destruction is such that rebuilding or repairs can be completed within one hundred eighty (180) days, Landlord covenants and agrees, subject to the provisions of this Paragraph 18, to make such repairs with reasonable promptness and dispatch and to allow Tenant an abatement in the rent for such time as the Premises are untenantable or proportionately for such portion of the Premises as shall be untenantable, and Tenant covenants and agrees that the terms of this Lease shall not be otherwise affected. Such repairs and restoration relating to Tenant's initial leasehold improvements or improvements otherwise made by or for Tenant shall be made at Tenant's expense in accordance with plans and specifications approved by Landlord and Tenant. Repairs and restoration to base Building improvements required by this Lease to be furnished by Landlord at its expense (other than Tenant's initial leasehold improvements) shall be made at Landlord's expense. In no event shall Landlord be required to repair or replace any trade fixtures, furniture, equipment or other property belonging to Tenant; nor shall Landlord have any obligation to incur any cost to repair, reconstruct or restore the Premises or the Building in excess of insurance proceeds from the casualty necessitating such work that are made available to Landlord, under its sole control, for such work. Notwithstanding anything to the contrary contained in this Paragraph, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when the damage resulting from any casualty occurs during the last twelve (12) months of the Term.

19.  CONDEMNATION OF PREMISES.

     (a) If any part of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, Landlord shall have the right, at its option, to terminate this Lease effective as of the date possession is taken by said authority (unless all of the Premises are so taken in which case this Lease shall terminate), and shall be entitled to any and all income, rent or award and any interest thereon whatsoever which may be paid or made in connection with such public or quasi-public use or purpose. Tenant hereby assigns to Landlord its entire interest in any and all such awards, and shall have no claim against Landlord for the value of any portion of the unexpired Term. If a part of the Premises shall be so taken or appropriated, and Landlord does not elect to terminate this Lease, the Base Rental thereafter to be paid shall be reduced by an amount bearing the same ratio to the total amount of Base Rental as the rentable area of the Premises so taken bears to the entire Premises.

     (b) If any part of the Building other than the Premises shall he so taken or appropriated, Landlord shall have the sole right, at its option, to terminate this Lease and shall he entitled to the entire award as above . provided, and in such case Tenant shall likewise have no claim against Landlord for the value of any unexpired Term of this Lease.

     (c) Nothing hereinbefore contained shall be deemed to deny to Tenant its right to claim from the condemning authority compensation or damages for its trade fixtures and personal property, provided the condemning authority makes a separate award therefor.

20.  INSURANCE.

     (a) Tenant shall carry special form/all risk insurance insuring Tenant's interest in the improvements and betterments to the Premises, including initial improvements installed by Landlord, and any and all furniture, equipment, supplies and other property owned, leased, held or possessed by it and contained therein, in an amount equal to the full replacement cost thereof, subject to deductible amounts reasonably satisfactory to Landlord, plus business interruption insurance respecting Tenant's business conducted from the Premises in an amount reasonably satisfactory to Landlord. Tenant shall also procure and maintain throughout the Term a policy or policies of commercial general liability insurance, insuring Tenant, Landlord, any manager of the Building, the asset manager of the Building, and any mortgagee which has an interest in or lien upon the Building, as additional insureds, against liabilities for injury to or death of a person or persons and for damage to property occasioned by or a rising out of any construction work being done on the Premises, or a rising out of the condition, use or occupancy of the Premises, or in any way occasioned by or arising out of the negligence of Tenant or its agents, employees or licensees in the Premises, or other portions of the Building, Building site and adjacent parking areas in amounts not less than $5,000,000.00 with respect to any one casualty or occurrence and $1,000,000.00 with respect to property damage, including fire legal liability.

     (b) All insurance policies procured and maintained by Tenant pursuant to this Paragraph 20 shall be carried with companies licensed to do business in the State of Georgia with a Best policyholder rating of not less than A-, and a Best financial size rating of not less than VIII, and shall be noncancelable or subject to material change except after thirty (30) days written notice to Landlord and any designees of Landlord. Such policies or duly executed certificates of insurance with respect thereto shall be delivered to Landlord prior to the date that Tenant takes possession of the Premises, and renewals thereof as required shall be delivered to Landlord at least thirty (30) days prior to the expiration of each respective policy term.

     (c) Landlord and Tenant shall each have included in all policies of insurance maintained hereunder, a waiver by the insurer of all right of subrogation in connection with any loss or damage thereby insured against. Any additional premium for such waiver shall be paid by the party obtaining the insurance. To the full extent permitted by law, Landlord and Tenant each waive all right of recovery against the other for, and agree to release the other from liability for, loss or damage to the extent such loss or damage is covered by valid and collectible insurance in effect at the time of such loss or damage or would be covered by the insurance required to be maintained under this Lease by Landlord or Tenant.

21.  INDEMNIFICATION AND HOLD HARMLESS.

     (a) Tenant hereby indemnifies and holds Landlord and its agents and employees, harmless from and against any injury, expense, damage, liability or claim, imposed on Landlord and its agents and employees, by any person whomsoever, whether due to damage to the Premises, claims for injuries to the person or property of any other tenant of the Building or Park or of any other person in or about the Building, or administrative or criminal action by a governmental authority, whether such injury, expense, damage, liability or claim results from the act, omission, negligence, misconduct or breach of any provisions of this Lease by Tenant, the agents, servants, invitees or employees of Tenant or from any accident or incident occurring within the Premises, by Tenant, the agents, servants, contractors, invitees or employees of Tenant. Tenant further agrees to reimburse Landlord and its agents and employees for any costs or expenses, including, but not limited to, court costs and reasonable attorneys' fees, which Landlord and its agents and employees may incur in investigating, handling or litigating any such claim or any action by a governmental authority. Notwithstanding the terms of the above, an exception to Tenant's assumption of and liability for any and all claims whatsoever by their very nature, cause of origin, which relate to the Premises, the Building and equipment and apparatus located thereon and walks and entry thereto shall be claims resulting from Landlord's default or upon acts of negligence or willful misconduct committed by Landlord, its agents, contractors or employees. Notwithstanding the terms of the above, Landlord hereby agrees to indemnify and hold harmless Tenant, its agents, contractors and employees from any and all loss, damage, liability, costs and expenses (including, without limitation, attorney fees and court costs) incurred by

Tenant, its agents, contractors, employees, invitees or licensees resulting from Landlord's default or from acts of negligence or willful misconduct committed by Landlord, its agents, contractors or employees.

     (b) Tenant shall give notice to Landlord of any defective condition in or about the Premises known to Tenant, and further agrees to attempt to contact Landlord by telephone immediately in such instance.

22.  USUFRUCT ONLY.

     This contract shall create the relationship of landlord and tenant between Landlord and Tenant; no estate shall pass out of Landlord. Tenant has only a usufruct, not subject to levy and sale.

23.  WAIVER.

     The waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any other term, covenant or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Base Rental, Additional Rent or other sums due hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular payment so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such payment. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord, unless such waiver is in writing signed by Landlord.

24.  ENTIRE AGREEMENT.

     This Lease sets forth all the covenants, promises, agreements, conditions and undertakings between Landlord and Tenant concerning the Premises, and there are no covenants, promises, agreements, conditions or undertakings other than as herein set forth. No subsequent alteration, amendment, change or addition to this Lease, except as to changes or additions to the Rules and Regulations described in Paragraph 35, shall be binding upon Landlord or Tenant unless reduced to writing and signed by authorized representatives of each of them. This Lease is not in recordable form, and Tenant agrees not to record or cause to be recorded this Lease or any short form or memorandum thereof.

25.  LANDLORD'S CONSENT.

     In every instance herein in which Landlord is called up on to give its consent, and the standards for granting such consent are not expressly set forth, such consent may be withheld for any reason or for no reason, or if granted, may be subject to those conditions which Landlord deems appropriate. No such consent shall be binding upon Landlord unless made expressly in writing signed by Landlord.

26.  NOTICES.

     (a) Every notice, demand or request hereunder shall be in writing and shall be deemed to have been properly given on the date delivered personally or by courier (including a nationally recognized overnight delivery service), with a signed receipt, or two (2) business days following deposit with the United States Postal Service (or any official successor thereto) designated certified mail, return receipt requested, bearing adequate postage and addressed as follows:

     If to Tenant:          COMPBENEFITS CORPORATION
                            100 Mansell Court East
                            Suite 400
                            Roswell, Georgia 30076
                            ATTN: Facilities Manager

     If to Landlord:        COLONIAL REALTY LIMITED PARTNERSHIP
                            c/o Colonial Properties Services, Inc.
                            300 Colonial Center Parkway, Suite 200
                            Roswell, Georgia 30076
                            ATTN: Vice President

     Landlord's address
     for rental payments:   COLONIAL PROPERTIES LIMITED PARTNERSHIP
                            P.O. Box 55379, Dept. No. 9406
                            Birmingham, Alabama 35255

     The foregoing addresses may be changed by thirty (30) days prior written notice from time to time.

     (b) Tenant hereby appoints as his agent to receive the service of all dispossessory or distraint proceedings and notices thereunder, the person in charge of or occupying the Premises at the time; and if no person is in charge or occupying same, then such service or notice may be made by attaching the same on the main entrance to the Premises. A copy of all notices under this Lease shall also be sent to Tenant's last address of which notice was given to Landlord in accordance with this Paragraph 26, if different from the Premises.

27.  TRANSFER OF TENANT. [Intentionally Deleted].

28.  SUCCESSORS AND ASSIGNS; ATTORNMENT.

     The covenants, conditions and agreements herein contained shall inure to the benefit of and be binding upon Landlord, its successors and assigns, and shall be binding upon Tenant, its heirs, executors, administrators, successors and assigns, and shall inure to the benefit of Tenant and only such assigns of Tenant to whom the assignment by Tenant has been consented to by Landlord. Nothing contained in this Lease shall in any manner restrict Landlord's right to assign or encumber this Lease in its sole discretion. Should Landlord assign this Lease as provided for above, or should Landlord enter into a security deed or other mortgage affecting the Premises and should the holder of such deed or mortgage succeed to the interest of Landlord, Tenant shall be bound to said assignee or any such holder under all the terms, covenants and conditions of this Lease for the balance of the Term hereof remaining after such succession, and Tenant shall attorn to such succeeding party as its Landlord under this Lease promptly under any such succession. Tenant agrees that should any party so succeeding to the interest of Landlord require a separate agreement of attornment regarding the matters covered by this Lease, then Tenant shall enter into any such "attornment agreement," provided the same does not modify any of the provisions of this Lease and has no adverse effect upon Tenant's continued occupancy of the Premises.

29.  TIME IS OF THE ESSENCE.

     Time is of the essence with respect to the performance of each of the covenants and agreements of this Lease; provided, however, that failure of Landlord to provide Tenant with any notification regarding adjustments in Base Rental, Additional Rent, or any other charges provided for hereunder, within the time periods prescribed in this Lease shall not relieve Tenant of its obligation to make such payments, which payments shall be made by Tenant at such time as notice is subsequently given.

30.  CAPTIONS: GOVERNING LAW.

     The captions of this Lease are for convenience of reference only and in no way define, limit or describe the scope or intent of this Lease. The laws of the State of Georgia shall govern the validity, performance and enforcement of this Lease.

31.  SEVERABILITY.

     Landlord and Tenant intend and believe that each provision in this Lease is in accordance with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions, in this Lease is or are ultimately determined by a court of law to be in violation of any local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court shall declare such portion, provision or provisions of this Lease to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent both of Landlord and Tenant that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Lease shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained herein, and that the rights, obligations and interests of Landlord and Tenant under the remainder of this Lease shall continue in full force and effect, unless the amount of Base Rental, Additional Rent or other charges payable hereunder is thereby decreased, in which event Landlord may terminate this Lease.

32.  SUBORDINATION; ESTOPPEL CERTIFICATES.

     Landlord represents to Tenant that the Building and Premises are not encumbered by any mortgage or deed to secure debt as of the Effective Date. Tenant agrees that this Lease shall be subject and subordinate to all future mortgages, deeds to secure debt or other security instruments, including all advances, amendments, modifications, renewals, consolidations and extensions thereof (the "SECURITY DEEDS") affecting the Building or the Premises provided Landlord, Tenant and the lender execute a subordination, non-disturbance and attornment agreement reasonably satisfactory to Landlord and Tenant. The terms of this provision shall be self-operative and no further instrument or subordination shall be required. In addition, Tenant shall, within ten (10) business days after written request, at any time and from time to time execute, acknowledge and deliver to Landlord a written statement addressed to Landlord, any mortgagee or assignee of Landlord's interest in, or purchaser of, the Building or any portion thereof, certifying as follows: (i) that this Lease is unmodified and in full force and effect (or if there has been modification thereof, that the same is in full force and effect as modified and stating the nature thereof); (ii) that to the best of its knowledge there are no uncured defaults on the part of Landlord (or if any such default exists, the specific nature and extent thereof); (iii) that there are no defenses or offsets against the enforcement of the Lease (or stating those claimed by Tenant); (iv) the date to which any rents and other charges have been paid in advance, if any; and (v) such other matters as Landlord or such mortgagee, assignee or purchaser may reasonably request. Any such certificate or statement shall, at Landlord's request, be in recordable form and be recorded in the public records, and may be relied upon by Landlord, any mortgagee, proposed mortgagee, assignee, purchaser and any other party to whom such certificate or statement is addressed.

33.  ATTORNEYS' FEES.

     In any law suit or court action between Landlord and Tenant arising out of or under this Lease, the prevailing party in such law suit or court action shall be entitled to and shall collect from the non-prevailing party the reasonable attorneys' fees and court costs actually incurred by the prevailing party with respect to said lawsuit or court action.

34.  LIMITATION OF LIABILITY.

     Landlord's obligations and liability to Tenant with respect to this Lease shall be limited solely to Landlord's interest in the Building. Neither Landlord nor any joint venturers of Landlord, nor any officer, director, partner, shareholder or agent of Landlord or any joint venturers of Landlord, shall have any personal liability whatsoever with respect to this Lease.

35.  RULES AND REGULATIONS.

     Tenant will observe and comply with the "RULES AND REGULATIONS" attached hereto as Exhibit "B" and made a part hereof and such further reasonable rules and regulations as Landlord may prescribe, on written notice to Tenant, for the safety, care and cleanliness of the Building, and the comfort, quietness and convenience of other occupants of the Building.

36.  PARKING.

     Landlord shall have the exclusive right to regulate and control parking areas and Tenant hereby agrees to conform to such rules and regulations as Landlord may establish. Tenant shall have the non-exclusive use of 276 automobile spaces for free parking on the Property shown in Exhibit "A-l" for its employees, vendors and business invitees. Tenant shall not allow more than 276 cars to be parked on the Property for employees. Landlord shall make available to Tenant on a non-exclusive basis within sixty (60) days after prior written notice from Tenant, twenty (20) extra parking spaces in an area no more than 450 feet from any door of the Building, so Tenant shall have access and non-exclusive use of a total of 376 automobile parking spaces (276 on the Property, 80 on Extra Parking, plus 20 undesignated). Notwithstanding anything to the contrary, Landlord shall have the right to relocate the Extra Parking within an area 450 feet from any door of the Building in connection with the dedication of all or any part of Mansell Court East to the City of Alpharetta. In no event shall Landlord adopt any rule or regulation which does not apply to all tenants, including rules and regulations providing for reserved parking except for the Extra Parking. Landlord shall not provide reserved parking on the Property except that up to 150 parking spaces may be reserved for tenants if such spaces are no closer than 200 feet from the Building, provide a prorata share of such spaces are provided to Tenant. Landlord shall not enforce any of the rules and regulations in a manner which is discriminatory against Tenant.

37.  HAZARDOUS SUBSTANCES.

     (a) Tenant hereby covenants and agrees that Tenant shall not cause or permit any "Hazardous Substances" (as hereinafter defined) to be generated, placed, held, stored, used, located or disposed of in the Building or any part thereof, except for Hazardous Substances as are commonly and legally used or stored as a consequence of using the Premises for general office and administrative purposes, but only so long as the quantities thereof do not pose a threat to public health or to the environment or would necessitate a "response action", as that term is defined in CERCLA (as hereinafter defined), and so long as Tenant strictly complies or causes compliance with all applicable governmental rules and regulations concerning the use or production of such Hazardous Substances. For purposes of this Article 43, "Hazardous Substances" shall mean and include those elements or compounds which are contained in the list of Hazardous Substances adopted by the United States Environmental Protection Agency (EPA) or the list of toxic pollutants designated by Congress or the EPA which are defined as hazardous, toxic, pollutant, infectious or radioactive by any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability (including, without limitation, strict liability) or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereinafter in effect (collectively "Environmental Laws"). Tenant hereby agrees to indemnify Landlord and hold Landlord harmless from and against any and all losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Landlord by any person, entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence in, or the escape, leakage, spillage, discharge, emission or release from, the Premises of any Hazardous Substances (including, without limitation, any losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of any settlement or judgment or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act ["CERCLA"], any so-called federal, state or local "Superfund" or "Superlien" laws or any other Environmental Law); provided, however, that the foregoing indemnity is limited to matters arising solely from Tenant's violation of the covenant contained in this Article. The obligations of Tenant under this Article shall survive any expiration or termination of this Lease.

     (b) Landlord hereby agrees that it shall not cause any Hazardous Substances to be released, generated, placed, held, located, stored, used or disposed of in the Land, the Building, the Project or the Premises or any part thereof, in a manner or quantity prohibited by federal or State of Georgia laws or regulations at the time such materials are placed in the Building or in the Premises. Landlord further agrees that it shall contractually prohibit its contractors from installing, or requiring the installation of, in the Building or the Premises and Hazardous Substances in a manner or quantity prohibited by federal or State of Georgia laws or regulations. In the event, during the term of this Lease, (i) the Premises is determined to contain any Hazardous Substances in a manner or quantity prohibited by such federal or State or Georgia laws or regulations including any Hazardous Substances which were not in violation of such laws or regulations at the time they were placed in the Demised Premises,
(ii) the federal government or the State of Georgia requires the removal or encapsulation of such Hazardous Substances during the term of this Lease, and (iii) such Hazardous Substances were not installed by Tenant or its agents, employees, contractors or suppliers, Landlord agrees that it shall, at its sole cost and expense, cause such remedial measures to be taken as are necessary either to remove or (if permitted by applicable law) encapsulate such Hazardous Substances, and that Landlord shall indemnify, defend and hold Tenant harmless from and against any and all claims, demands, actions, causes of action or litigation brought by any governmental agency, private party, or other entity arising out of the conditions described in this paragraph and that the costs related to such action shall not be considered an Operating Expense.

     (c) Landlord represents and warrants that the Landlord's Property and its existing and, to its actual knowledge, prior uses and activities thereon, including but not limited to the use, maintenance and operation of the Premises and all activities and conduct of business related to it, have complied with all federal, state and local environmental laws, ordinances and regulations. The Landlord has never received, nor to the Landlord's actual knowledge has any prior owner or occupant ever received any notice or other communications concerning any alleged material violation of any environmental laws or regulations affecting the Landlord's Property. Landlord represents and warrants that there are no underground storage tanks on the Landlord's Property.

38.  FINANCIAL STATEMENTS.

     Upon Landlord's written request therefor, but not more often than once per year, Tenant shall promptly furnish to Landlord a financial statement with respect to Tenant for its most recent fiscal year prepared in accordance with generally accepted accounting principles and certified to be true and correct by Tenant, which statement Landlord agrees to keep confidential and not use except in connection with proposed sale or 1oan transactions.

39.  JOINT AND SEVERAL LIABILITY.

     If Tenant comprises more than one person, corporation, partnership or other entity, the liability hereunder of all such persons, corporations, partnerships or other entities shall be joint and several.

40.  QUIET ENJOYMENT.

     So long as Tenant is in full compliance with the terms and conditions of this Lease, Landlord shall warrant and defend Tenant in the quiet enjoyment and possession of the Premises during the Term against any and all claims made by, through or under Landlord, subject to the terms of this Lease.

41.  TENANT TAXES.

     Tenant shall pay promptly when due all taxes directly or indirectly imposed or assessed upon Tenant's gross sales, business operations, machinery, equipment, trade fixtures and other personal property or assets, whether such taxes are assessed against Tenant, Landlord or the Building. In the event that such taxes are imposed or assessed against Landlord or the Building, Landlord shall furnish Tenant with all applicable tax bills, public charges and other assessments or impositions and Tenant shall forthwith pay the same either directly to the taxing authority or, at Landlord's option, to Landlord.

42.  DAMAGE OR THEFT OF PERSONAL PROPERTY.

     All personal property brought into the Premises by Tenant, or Tenant's employees, agents, or business visitors, shall be at the risk of Tenant only, and Landlord shall not the liable for theft thereof or any damage thereto occasioned by any act of co-tenants, occupants, invitees or other users of the Building or any other person. Landlord shall not at any time be liable for damage to any property in or upon the Premises, which results from gas, smoke, water, rain, ice or snow which issues or leaks from or forms upon any part of the Building or from the pipes or plumbing work of the same, or from any other place whatsoever, except to the extent such damage is attributable to Landlord's gross negligence or willful misconduct. Landlord shall be responsible for repairing any damage to the common areas of the Building which results from gas, smoke, water, rain, ice or snow which issues or leaks from or forms upon any part of the Building or from the pipes or plumbing work of the same or from any other place whatsoever except to the extent such damage is attributable to Tenant's gross negligence or willful misconduct. Landlord's cost for repair of such damage shall be submitted by Landlord to its property and casualty insurance company for payment, provided however if payment is rejected by the insurance company, such costs shall be included in Operating Expenses for the Building.

43.  FORCE MAJEURE.

     In the event of strike, lockout, labor trouble, civil commotion, act of God, or any other cause beyond a party's control (collectively "force majeure") resulting in Landlord's inability to supply the services or perform the other obligations required of Landlord hereunder, this Lease shall not terminate and Tenant's obligation to pay Rent and all other charges and sums due and payable by Tenant shall not be affected or excused and Landlord shall not be considered to be in default under this Lease. If, as a result of force majeure, Tenant is delayed in performing any of its obligations under this Lease, other than Tenant's obligation to take possession of the Premises on or before the Commencement Date and to pay Rent and all other charges and sums payable by Tenant hereunder, Tenant's performance shall be excused for a period equal to such delay and Tenant shall not during such period be considered to be in default under this Lease with respect to the obligation, performance of which has thus been delayed.

44.  HEADINGS.

     The use of headings herein is solely for the convenience of indexing the various paragraphs hereof and shall in no event be considered in construing or interpreting any provision of this Lease.

45.  SUBMISSION OF LEASE.

     The submission of this Lease does not constitute an offer to lease and this Lease shall be effective only upon the due execution and delivery hereof by Landlord and Tenant.

46.  SPECIAL STIPULATIONS.

     If the special stipulations, if any, set forth in the special stipulations attachment to this Lease as Exhibit "E" conflict with any of the foregoing provisions, the special stipulations shall control. Such special stipulations are expressly incorporated herein by this reference. Exhibits referenced in this Lease are a part of the Lease.

     IN WITNESS WHEREOF, the parties hereto have herein set their hands and seals, the day and year set forth below, effective as of the date first above written.

                                TENANT:

Signed, Sealed and delivered    COMPBENEFITS CORPORATION, a Delaware corporation
in the presence of;


/s/ Rosa M. Vichiales           By: /s/ George Dunaway
-----------------------------       --------------------------------------------
Witness                         Name: George Dunaway
                                Title: Executive Vice President & CFO


                                Attest: /s/ Bruce A. Mitchell
                                        ----------------------------------------
                                Name: Bruce A. Mitchell
                                Title: Executive Vice President & Secreatary

                                                (CORPORATE SEAL)          (SEAL)

                                Date Executed: 1/6/05


                                LANDLORD:

                                COLONIAL REALTY LIMITED PARTNERSHIP, a
                                Delaware limited partnership

Signed, Sealed and delivered    By: Colonial Properties Trust
in the presence of:             Its: General Partner


/s/ illegible                   By: /s/ illegible
-----------------------------       --------------------------------------------
Witness                         Title:
                                       -----------------------------------------
                                Date Executed: 1-7-05

                                    EXHIBIT A

                                    PREMISES

                                    4TH Floor

                                  (FLOOR PLAN)

                        (COLONIAL PROPERTIES TRUST LOGO)

                                    EXHIBIT A

                                    PREMISES

                                    5TH Floor

                                  (FLOOR PLAN)

                        (COLONIAL PROPERTIES TRUST LOGO)

                                    EXHIBIT A

                                    PREMISES

                                    1st Floor

                                  (FLOOR PLAN)

                        (COLONIAL PROPERTIES TRUST LOGO)

                                   EXHIBIT M-1

                                  (FLOOR PLAN)

                            (MANSELL OVERLOOK LOGO)

                                   EXHIBIT "B"

                              RULES AND REGULATIONS

1. Sidewalks and public portions of the Building, such as entrances, passages, courts, elevators, vestibules, stairways, corridors or halls, shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Premises.

2. No curtains, blinds, shades, louvered openings or screens shall the attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord. The sashes, sash doors, skylights, windows, heating, ventilating and air conditioning vents and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the window sills.

3. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the Premises or Building or on corridor walls. Signs on entrance door or doors shall conform to Building standard signs. Signs on doors shall, at Tenant's expense, be inscribed, painted or affixed by sign makers approved by Landlord. Landlord may, if Tenant violates this provision, remove same without any liability, and any expense incurred in such removal shall be payable by Tenant.

4. Water closets and other plumbing fixtures shall be used in a proper and safe manner. No sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures by, through or under Tenant shall be borne by Tenant.

5. Tenant shall not deface the Premises or Building. Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the Premises, and, if linoleum or other similar floor covering is used, an interlining of builders deadening felt shall be first affixed to the floor by a paste or other material, soluble in water. The use of cement or other similar adhesive material for such purpose is prohibited.

6. No bicycles, vehicles or animals (except seeing eye dogs) shall be brought into or kept in or about the Premises. No cooking shall be done or permitted by Tenant on the Premises except in conformity with law and then only in the utility kitchen, if any, as set forth in Tenant's layout, which is to be used by Tenant's employees and guests for heating beverages and light snacks. Tenant shall not cause or permit any unusual or objectionable odors to be produced upon or permeate from the Premises.

7. No portion of the Premises, Building or Park shall be used for manufacturing or distribution, or for the sale of merchandise, goods or property.

8. Tenant shall not make, or permit to be made, any disturbing noises or disturb or interfere with occupants of the Building or neighboring buildings or premises or those having business with them.

9. Neither Tenant, nor any of Tenant's agents, employees, contractors, licensees or invitees, shall at any time put up or operate fans or electrical heaters or bring or keep upon the Premises inflammable, combustible or explosive fluid, or chemical substance, other than reasonable amounts of cleaning fluids or solvents required in the normal operation of Tenant's business offices. No offensive gases or liquids will be permitted. Tenant may install fans in its computer room to cool equipment in case of HVAC outages.

10. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or the mechanism thereof, without the prior written approval of Landlord and unless and until a duplicate key is delivered to Landlord. Tenant shall, upon termination of its tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, Tenant. Tenant shall pay to Landlord the cost of any replacement keys. The equivalent of one key for each approximately 2,000 square feet will be furnished to tenants without charge. Tenants shall not, under any circumstances, have any duplicate keys made.

11. All moves in or out of the Premises, or the carrying in or out of any safes, freight, furniture or bulky matter of any description, must take place during the hours which Landlord determines for such activity from time to time. Only the Building freight elevator shall be used for such purposes. Tenant will ensure that movers take necessary measures required by Landlord to protect the Building (e.g., windows, carpets, Walls, doors and elevator cabs) from damage. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates these Rules or the Lease.

12. Tenant shall not place any furniture, accessories or other materials on any balconies located within or adjacent to the Premises without having obtained Landlord's express written approval thereof in each instance.

13. Landlord shall have the right to prohibit advertising by Tenant which in Landlord's opinion tends to impair the reputation of the Building or its desirability as a building for offices. Upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

14. Landlord reserves the right to exclude from the Building at all times other than business hours all persons who do not present a pass to the Building signed by Tenant. Tenant shall be responsible for all persons to whom it issues such a pass and shall be liable to Landlord for all acts of such persons.

15.  The Premises shall not be used for lodging or sleeping.

16. Landlord shall respond to Tenant service requests only after application at the management office for the Building.

17. Canvassing, soliciting and peddling in the Building are prohibited, and Tenant shall cooperate to prevent the same.

18. There shall not be used in any space, or in the public halls of the Building, either by Tenant or by its jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards. No hand trucks, mail carts or mail bags shall be used in passenger elevators.

19. All paneling or other wood products not considered furniture shall be of fire retardant materials. Before installation of such materials, certification of the materials' fire retardant characteristics shall be submitted to Landlord, in a manner satisfactory to Landlord.

20. Tenant shall not employ any persons other than the janitors retained by Landlord (who will be provided with pass-keys into the offices) for the purpose of cleaning the Premises. Landlord shall not be responsible to Tenant for any loss of property from the Premises, or for any damage done to furniture or other effects of Tenant by the janitor or any of its employees. Landlord agrees to cooperate with Tenant in its pursuit of any claim resulting from damages due to theft or negligence of any janitor or its employees.

21. No painting shall be done, nor shall any alterations be made, to any part of the Building by putting up or changing any partitions, doors or windows, nor shall there be any nailing, boring or screwing into the woodwork or walls, nor shall any connection be made to the electric wires or electric fixtures, without the consent in writing on each occasion of Landlord. No sunscreen or other films shall be applied to the interior surface of any window glass. All glass, locks and trimmings in or upon the doors and windows of the Building shall be kept whole, and when any part thereof shall be broken, the same shall be immediately replaced or repaired and put in order at Tenant's expense under the direction and to the satisfaction of Landlord, and shall be left whole and in good repair.

22. Landlord will post on the Building directories one name only for Tenant at no charge. All additional names which Tenant shall desire put upon said directories must be first consented to by Landlord, and if so approved, a charge to Tenant will be made for each additional listing as prescribed by Landlord to be paid to Landlord by Tenant.

23. Landlord reserves all vending rights, and in no event shall any vending machines be visible from the exterior of the Premises. Request for such service will be made to Landlord.

24. Parking facilities for the Building, if any, shall be used by vehicles that may occupy a standard parking area only. The use of such parking facilities shall be limited to normal business parking and shall not be used for overnight parking. Landlord's reserved, visitor and handicap parking policy is as follows:

          Colonial Properties is continuously striving to create an excellent work environment for all of its clients and their employees. In an effort to decrease the misuse of the reserved, visitor and handicap spaces, we will be implementing a system wherein our day time security officer will be monitoring these spaces closely and tagging them should they be in violation. We have found that repeated offenders are parking in these areas on a daily basis. This causes an inconvenience to true Colonial Center visitors, who might need to park for only 1 or 2 hours at a time. I am enclosing a copy of the tags that will be used. They will list the automobile's information as well as time, date, location and will strictly serve as a reminder to not violate the, designated parking spaces. Please note that the tag will not cause damage to the window nor will it be placed in an area that will block the driver's view of the road. It can be easily removed and has been chosen to get its point across without offending. We hope that you will help us in trying to make the visitor parking areas friendlier for your visitors. We understand that this is a joint effort and would appreciate your feedback and help in implementing this new procedure.

          Should you have any questions or concerns, please feel free to contact our office at 678-461-3300.

25. Smoking shall only be permitted in such areas as Landlord may from time to time designate. Landlord shall have the right, but not the obligation, to designate an area or areas inside or outside buildings in the Park as "Designated Smoking Areas." Landlord shall have the right to change and or limit such Designated Smoking Areas and to enact future rules and regulations concerning smoking in such Designated Smoking Areas, including the right in Landlord's discretion, to prohibit smoking in the Designated Smoking Areas or the right to refuse to designate Designated Smoking Areas. Tenant agrees to comply in all respects with Landlord's prohibition and regulation of smoking and to enforce compliance against its employees, agents, invitees and other persons under the control and supervision of Tenant on Premises or the Park. Any violation of this provision shall be a default under this Lease and in addition and without limiting Landlord's rights and remedies in consequence of such default, entitle Landlord to assess a monetary fine against Tenant for each violation of this Rule in the amount of $25.00 for the first violation, $50.00 for the second violation, and $100.00 for each subsequent violation. For purposes hereof, "smoking" means inhaling, exhaling, burning or carrying any lighted cigar, cigarette, pipe or other smoking equipment or device in any manner or form.

26. Landlord reserves the right to modify or delete any of the foregoing Rules and to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Premises and Property, and for the preservation of good order therein. Landlord shall not be responsible to any tenant for the non-observance, or violation, of any of these Rules by other tenants.

27. Landlord shall enforce all above rules and regulations in a non-discriminatory basis.

                                   EXHIBIT "C"

                               OPERATING EXPENSES

     "Operating Expenses" shall mean tie operating costs and expenses attributable to Landlord's Property, as hereinafter defined, and delineated as follows:

     1. Costs and expenses paid or incurred by Landlord for the maintenance and repair of the Building, its grounds, and parking areas and facilities (hereinafter called "LANDLORD'S PROPERTY") and the personal property used in connection therewith, including but not limited to (i) the heating, ventilating and air-conditioning equipment, (ii) plumbing, electrical and mechanical systems and equipment, (iii) light bulbs and broken glass, including replacement thereof, (iv) all supplies, tools, equipment and materials used in the operation, management, maintenance and access control of Landlord's Property, and (v) elevators and escalators;

     2. Cost of all maintenance and service agreements for Landlord's property and the equipment therein, including, but not limited to, security service, garage operators, window cleaning, elevator maintenance, HVAC maintenance, janitorial service, landscaping maintenance and customary landscaping replacement;

     3. Utility costs and expenses including, but not limited to, those for electricity, gas, steam, other fuels and forms of power or energy, water charges, sewer and waste disposal, heating and air conditioning;

     4. Costs and expenses of redecorating, painting and carpeting the common areas;

     5. Costs of all repairs, alterations, additions, changes, replacements and other items required by any law or governmental regulation, or by any insurance carrier, imposed or arising out of an interpretation made or issued after the date of this Lease, regardless of whether such costs, when incurred, are classified as capital expenditures, provided that such costs will be amortized by Landlord over their useful life;

     6. Costs of wages and salaries of all persons at the level of Market Officer and below engaged in the operation, maintenance, repair and security of Landlord's Property, and so-called fringe benefits, including social security taxes, unemployment insurance taxes, costs for providing coverage for disability benefits, costs of any pensions, hospitalization, welfare or retirement plans, or any other similar or like expense, costs of uniforms, and all other costs or expenses that Landlord pays to or on behalf of employees engaged in the operation, maintenance, repair and security of Landlord's Property;

     7. Legal and accounting expenses incurred by Landlord in connection with the management, maintenance, operation and repair of Landlord's property, including, but not limited to, such expenses as relate to seeking or obtaining reductions in and/or refunds of real estate taxes;

     8. Amortization, with interest, of capital expenditures for capital improvements made by Landlord after completion of the Building where such capital improvements are for the purpose of reducing Operating Expenses, promoting safety, or complying with governmental requirements;

     9. Landlord's insurance costs and expenses for all types of insurance carried by Landlord applicable to Landlord's Property;

     10. Security service costs and expenses;

     11. Management fees and expenses;

     12. Taxes, which shall mean (i) personal property taxes (attributable to the year in which paid) imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems and appurtenances used in connection with Landlord's Property for the operation thereof, and (ii) real estate taxes, assessments, community improvement district taxes and fees, sewer rents, rates and charges, transit taxes, taxes based upon the receipt of rent and any other federal, state or local governmental charge, general, special, ordinary or extraordinary (but not including income or franchise taxes or any other taxes imposed upon or measured by Landlord's income or profits, unless the same shall be imposed in lieu of real estate taxes) which may now or hereafter be levied or assessed against Landlord's Property, any other improvements hereinafter constructed on Landlord's Property, or the rents derived from Landlord's Property and such other improvements (in case of special taxes or assessments which may be payable in installments, only the amount of each installment paid during a calendar year shall be included in Operating Expenses for that year);

     13. The Building's pro rata share of expenses incurred for the operation and maintenance of, and taxes and assessments assessed against, the common areas of Landlord's Property and the Park; or any portion thereof;

     14. Such other expenses paid by Landlord, from time to time, in connection with the operation and maintenance of Landlord's Property as would be expected to be paid by a reasonable and prudent operator and manager of a building and site comparable to Landlord's Property;

     15. The cost of conducting air quality audits, and any costs incurred arising out of or in connection with any recommendations made in any such audits;

     16. The reasonable cost of operating the management office for the Building (and if such management office also serves any other building, such costs shall be allocated among such buildings on a per square foot basis), including the cost of office supplies, bulletins or newsletters distributed to tenants, postage, telephone expenses, maintenance and repair of office equipment, non-capital investment equipment, amortization (and reasonable financing charges) of the cost of capital investment equipment, and rent; and

     17. The cost of any bus shuttle or other transportation system or equipment operated for the benefit of users of the Park.

     Tenant acknowledges that the Building is part of a development, which will or may include other improvements and that certain of the cost of management, operation and maintenance of the development shall, from time to time, be allocated among and shared by two (2) or more of the improvements in the development (including the Building). The termination of such cost and their allocation shall be made by Landlord in its sole but reasonable discretion. Accordingly, the term "Operating Expenses" as used in this Lease shall, from time to time, include some cost, expenses and taxes enumerated above which were incurred with respect to other improvements in the development but which were allocated to and shared by the Building in accordance with the foregoing. Notwithstanding the foregoing, Tenant understands and agrees that its right to use other portions of the development of which the Building is a part are those available to the general public and that this Lease does not grant Tenant additional rights of use.

                                   EXHIBIT "D"

                                 WORK AGREEMENT

1. THE WORK. Under the Lease, Tenant has agreed to accept the Premises "as is", without any obligations for the performance of improvements or other work by Landlord, and Tenant desires to perform certain improvements thereto (the "Work"). Such Work shall be in accordance with the provisions of this Work Agreement, and to the extent not expressly inconsistent herewith, in accordance with the provisions of the Lease, including without limitation, Paragraph 13 thereof. Performance of the Work shall not serve to abate or extend the time for the commencement of Rent under the Lease, except to the extent Landlord delays approvals beyond the times permitted below.

2. COST OF THE WORK. Except as provided hereinafter, Tenant shall pay all costs (the "Costs of Work") associated with the Work whatsoever, including without limitation, all permits, inspection fees, fees of space planners, architects, engineers, and contractors, utility connections, the cost of labor and materials, bonds, insurance, and any structural or mechanical work, additional HVAC equipment or sprinkler heads, or modifications to any building mechanical, electrical, plumbing or other systems and equipment or relocation of any existing sprinkler heads, either within or outside the Premises required as a result of the layout, design, or construction of the Work.

     Of the Costs of the Work, Landlord shall reimburse Tenant in the amount of $13.77 per square foot of rentable area of the Premises (the "Improvement Allowance"). Landlord shall fund the Improvement Allowance in installments, not more frequently than monthly, based on applications (as approved by Tenant's architect) for payment and releases of lien rights, submitted by Tenant on an AIA standard form for use by contractors requesting progress payments, together with such lien releases and affidavits of payments by Tenant's general contractor and subcontractors contemplated therein, and such other documentation as Landlord may reasonably require. Within fifteen (15) Working Days following Landlord's receipt of the aforedescibed application for payment and all affidavits, lien releases and other documentation required by this paragraph, Landlord will pay Tenant the amount of the installment of the Improvement Allowance requested.

     Any unused allowance may be used by Tenant only for voice data cabling, supplemental HVAC equipment costs, custom signage, retractable screens, generator equipment upgrades, vinyl "wall talker" wall covering, and any other actual fixed improvements to the Premises.

     Rector Management Services, on behalf of Landlord, shall provide construction management services to Tenant to assure maximum efficiency in the design, minimum build-out costs and timely move-in of the Premises for a fee of two percent (2%) of the cost to complete the improvements. The construction management service will include the coordination of the design, bidding and build-out (including punchlist administration) of the Premises. All work shall be competitively bid to at least three (3) general contractors.

3. SPACE PLAN AND SPECIFICATIONS. Landlord shall, within ten (10) Working Days (as described in Section 15 hereof) after receipt of Tenant's Space Plan, either approve said Space Plan, or disapprove the same advising Tenant of the reasons for such disapproval in specific detail. In the event Landlord disapproves said Space Plan, Tenant shall modify the same, taking into account the reasons given by Landlord for said disapproval, and shall submit two sets of the revised Space Plan to Landlord as soon as reasonably practical after receipt of Landlord's initial disapproval. This process shall continue until Landlord has approved the Space Plan.

4. WORKING DRAWINGS AND ENGINEERING REPORT.

     (a) No later than twenty (20) Working Days after receipt of Landlord's approval of the Space Plan, Tenant shall submit to Landlord for approval two (2) sets of "Working Drawings" (as defined in Section 15), and a report (the "Engineering Report") from Tenant's mechanical, structural and electrical engineers indicating any special heating, cooling, ventilation, electrical, heavy load or other special or unusual requirements of Tenant.

     (b) Landlord shall, within twenty (20) Working Days after receipt thereof, either approve the Working Drawings and Engineering Report, or disapprove the same specifically advising Tenant of the reasons for disapproval. If Landlord disapproves of the Working Drawings or Engineering Report, Tenant shall modify and submit revised Working Drawings, and a revised Engineering Report, taking into account the reasons given by Landlord for disapproval, as soon as reasonably practical after receipt of Landlord's initial disapproval. This process shall continue until Landlord has approved the Working Drawings and Engineering Report.

5. LANDLORD'S APPROVAL. Landlord shall not unreasonably withhold approval of any Space Plans, Working Drawings, or Engineering Report submitted hereunder if they provide for a customary office layout, with finishes and materials generally conforming to building standard finishes and materials currently being used by Landlord at the Building, are compatible with the Building's shell and core construction, and if no material modifications will be required for the Building's electrical, heating, air conditioning, ventilation, plumbing, fire protection, life safety, or other systems or equipment, and will not require any structural modifications to the Building, whether required by heavy loads or otherwise. Landlord will not object to Tenant's use of a ceiling grid without ceiling tiles or Building standard lighting fixtures.

6. SPACE PLANNERS, ARCHITECTS, ENGINEERS, AND CONTRACTORS. The Space Plan, Working Drawings, Engineering Report and the Work, shall be prepared by Schneider Wright, Inc., who will work in harmony with each other and those advisors of Landlord so as to ensure proper maintenance of good labor relationships, and in compliance with all applicable labor agreements existing between trade unions and the relevant chapter of the Association of General Contractors of America.

7. CHANGE ORDERS. No material changes, modifications, alterations or additions to the approved Space Plan or Working Drawings may be made without the prior written consent of the Landlord after written request therefor by Tenant. Landlord will approve (or disapprove with detailed explanation) any change order submitted in writing by Tenant within two (2) Working Days following receipt. For the purpose of this Paragraph, the term "material" shall mean any change with an associated cost in excess of $5,000.00. In the event that the Premises are not constructed in accordance with said approved Space Plan and Working Drawings, then Tenant shall not be permitted to occupy the Premises until the Premises reasonably comply in all respects with said approved Space Plan and Working Drawings; in such case, the rental shall nevertheless commence to accrue and be payable as otherwise provided in the Lease.

8. COMPLIANCE. The Work shall comply in all respects with the following: (a) the Building Code of the City and State in which the Building is located and State, County, City or other laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other such person, (b) applicable standards of the National Board of Fire Underwriters and National Electrical Code, and (c) building material manufacturer's specifications. Landlord represents and warrants that as of the date hereof, the Premises and the Building comply in all respects with (a), (b) and (c) of the previous sentence, provided however Landlord's representation and warranty does not include the Work.

9. GUARANTEES. Each contractor, subcontractor and supplier participating in the Work shall guarantee that the portion thereof for which he is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Every such contractor, subcontractor, and supplier shall be responsible for the replacement of repair, without additional charge, of all work done or furnished in accordance with its contract which shall become defective within one (1) year after completion thereof. The correction of such work shall include, without additional charge, all additional expenses and damages in connection with such removal or replacement of a11 or any part of the Work, and/or Landlord's Property and/or common areas, or work, which may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Work shall be contained in the contract or subcontract which shall be written such that said warranties or guarantees shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give Landlord any assignment or other assurances necessary to affect such right of direct enforcement. Copies of all contracts and subcontracts shall be furnished to Landlord promptly after the same are entered.

10. PERFORMANCE. (Intentionally Deleted)

11. INSURANCE. All contractors and sub-contractors shall carry Worker's Compensation Insurance covering all of their respective employees in the statutory amounts, Employer's Liability Insurance in the amount of $500,000 per occurrence, and comprehensive general liability insurance in the amount of at least $3,000,000 combined single limit for bodily injury, death, or property damage; and the policies therefore shall cover Landlord and Tenant, as additional insureds, as well as the contractor or subcontractor. Tenant shall carry builder's risk insurance coverage respecting the construction and improvements to be made by Tenant, in the amount of the anticipated cost of construction of the Work (or any guaranteed maximum price). All insurance carriers shall be rated at least A and X in Best's Insurance Guide. Certificates for all such insurance shall be delivered to Landlord before the construction is commenced or contractor's equipment is moved onto Landlord's Property. All policies of insurance must require that the carrier give Landlord twenty (20) days' advance written notice of any cancellation or reduction in the amounts of insurance. In the event that during the course of Tenant's Work any damage shall occur to the construction and improvements being made by Tenant, then Tenant shall repair the same at tenant's cost.

12. SIGNAGE. Tenant shall continue to have the use of the monument sign on Mansell Road for the Building as it exists on the Effective Date.

13. LIENS. Tenant shall keep the Building and Premises free from any mechanic's, materialmen's or similar liens or other such encumbrances in connection with the Work, and shall indemnify and hold Landlord harmless from and against any claims, liabilities, judgments, or costs (including reasonable attorney's fees) arising in connection therewith. Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of the Work (or such additional time as may be necessary under applicable laws), to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such lien or encumbrance by bond or otherwise within thirty (30) days after written notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance by bond or otherwise, without being responsible for investigating the validity thereof, but in no event shall Landlord pay the lien claimant. The amount paid shall be deemed additional rent under the Lease payable upon demand, without limitation as to other remedies available to Landlord under the Lease. Nothing contained herein shall authorize Tenant to do any act which shall subject Landlord's title to Landlord's Property or Premises to any liens or encumbrances whether claimed by operation of 1aw or express or implied contract. Any claim to a lien or encumbrance upon Landlord's Property or Premises arising in connection with the Work shall be null and void, or at Landlord's option shall attach only against Tenant's interest in the Premises and shall in all respects be subordinate to Landlord's title to Landlord's Property and Premises.

14. INDEMNITY. (Intentionally Deleted)

15. CERTAIN DEFINITIONS.

     (a) "Space Plan" herein means a floor plan, drawn to scale, showing: (1) demising wall, corridor doors, interior partition walls and interior doors, including any special walls, glass partitions or special corridor doors, (2) any restrooms, kitchens, computer rooms, file rooms, and other special purpose rooms, and any sinks or other plumbing facilities, or other special facilities or equipment, (3) any communications system, indicating telephone and computer outlet locations, and (4) any other details or features required to reasonably delineate the Work to be performed.

     (b) "Working Drawings" herein means fully dimensioned architectural construction drawings and specifications, and any required engineering drawings (including mechanical, electrical, plumbing, air-conditioning, ventilation and heating), and shall include any applicable items described above for the Space Plan, and if applicable: (1) electrical outlet locations, circuits and anticipated usage therefore, (2) reflected ceiling plan, including lighting, switching, and any special ceiling specifications, (3) duct locations for heating, ventilating and air-conditioning equipment, (4) details of all millwork, (5) dimensions of all equipment and cabinets to be built in, (6) furniture plan showing details of space occupancy, (7) keying schedule, (8) lighting arrangement, (9) location of print machines, equipment in lunch rooms, concentrated file and library loadings and any other equipment or systems (with brand names wherever possible) which require special consideration relative to air-conditioning, ventilation, electrical, plumbing, structural, fire protection, life -fire-safety system, or mechanical systems, (10) special heating, ventilating and air-conditioning equipment and requirements, (11) weight and location of heavy equipment, and anticipated loads for special usage rooms, (12) demolition plan, (13) partition construction plan,

(14) type and color of floor and wall coverings, wall paint and other finishes, and any other details or features required to completely delineate the Work to be performed.

     (c) "Working Days" stall mean the period from 9:00 A.M. until 5:00 P.M. on any Monday through Friday, excluding federal and Georgia state holidays. By way of illustration, any period described in this Agreement as expiring at the end of the third (3rd) Working Day after receipt of a document, then: (i) if receipt occurs at 9:01 A.M. on Monday, said period shall expire at 5:00 P.M. on the following Thursday; and (ii) if receipt occurs at 4:59 P.M. on Wednesday, the period shall expire at 5:00 P.M. on the following Monday.

16. TAXES. Tenant shall pay prior to delinquency all taxes, charges or other governmental impositions (including without limitation, any real estate taxes or assessments, sales tax or value added tax) assessed against or levied upon Tenant's fixtures, furnishings, equipment and personal property located in the Premises. Whenever possible, Tenant shall cause all such items to be assessed and billed separately from the property of Landlord. In the event any such items shall be assessed and billed with the property of Landlord, Tenant shall pay its share of taxes, charges or other governmental impositions to Landlord within thirty (30) days after Landlord delivers a statement and a copy of the assessment or other documentation showing the amount of such impositions applicable to Tenant.

17. INCORPORATED INTO THE LEASE; DEFAULT. THE PARTIES AGREE THAT THE PROVISIONS OF THIS WORK AGREEMENT ARE HEREBY INCORPORATED BY THIS REFERENCE INTO THE LEASE FULLY AS THOUGH SET FORTH THEREIN. In the event of any express inconsistencies between the Lease and this Work Agreement, the Work Agreement shall govern and control. If the Tenant shall default under this Work Agreement, Landlord may order that all Work being performed in the Premises he stopped immediately, and that no further deliveries to the Premises be made, until such default is cured, without limitation as to Landlord's other remedies. Any amounts payable by Tenant to Landlord hereunder shall be paid as additional rent under the Lease. Any default by the other party hereunder shall constitute a default under the Lease and shall be subject to the remedies and other provisions applicable thereto under the Lease. If Tenant shall default under the Lease or this Work Agreement and fail to cure the same within the time permitted for cure under the Lease, at Landlord's option, all amounts paid or incurred by Landlord towards the Improvement Allowance shall become immediately due and payable as additional Rent under the Lease.

                                   EXHIBIT "E"

                              SPECIAL STIPULATIONS

1. Termination of Existing Lease.

     All rights and obligations of Landlord and Tenant under the Lease Agreement dated December 22,1995, as subsequently amended (the "Prior Lease"), shall terminate as of the Effective Date.

2. Right of First Refusal.

     (a) Landlord and Tenant acknowledge that there is currently approximately 9,338 rentable square feet of office space adjacent to the Premises in the Building (hereinafter the "First Refusal Space"), as demarcated on Exhibit "G" to this Lease as the "First Refusal Space". Landlord acknowledges that Tenant may wish to expand the Premises and lease a portion or portions of the First Refusal Space. Tenant, however, acknowledges that Landlord must be in a position to lease the First Refusal Space to other tenants. In order to accommodate Tenant's desires regarding the First Refusal Space and Landlord's requirement for future leasing of the First Refusal Space, provided Tenant has not assigned or subleased any portion of the Premises, Landlord grants to Tenant the right of first refusal to lease the First Refusal Space in accordance with the terms and conditions contained herein. If Tenant has not assigned or subleased any portion of Premises and Landlord provides a written offer to a prospective tenant to lease all or any portion of the First Refusal Space, then Landlord shall submit to Tenant in writing all of the material terms and conditions of such offer to lease (hereinafter referred to as the "Offer") and Tenant shall have the right and option to lease the First Refusal Space covered by the Offer upon the same monetary terms and conditions, including any offer of free rent and leasehold improvement allowances, as embodied in the copy of such Offer submitted to Tenant by Landlord, but upon the same terms and conditions as this Lease and for a term expiring as of the date of the expiration of this Lease. In the event the remaining months in the Term or any extension thereof, are less than the number of months in the term embodied in the Offer, then such free rent and leasehold improvement allowances shall be reduced to the amounts that bear the same ratio to the free rent and leasehold improvement allowances embodied in the Offer as the remaining months in the Lease Term bears to the number of months of the term embodied in the Offer. If Tenant shall elect to exercise its right to lease the First Refusal Space covered by the Offer, written notice of such election shall be given to Landlord within seven (7) business days from the time that Tenant first received a copy of the Offer from Landlord (hereinafter referred to as the "Offer Period"), which notice by Tenant shall specify a date that Tenant shall lease the space covered by the Offer, which date shall be not less than thirty
(30) nor more than ninety (90) days after the giving of notice thereof.

     (b) Upon the exercise of its right to lease the First Refusal Space covered by the Offer, Landlord and Tenant shall enter into a written agreement modifying and supplementing this Lease and specifying that the First Refusal Space is a part of the Premises and under this Lease and containing other appropriate terms and provisions relating to the addition of such area to this Lease, including, without limitation, increasing, adjusting or augmenting Rent as a result of the addition of such space.

     (c) If a right to lease pursuant to this Section shall not be exercised within the Offer Period or shall be waived (no notice is deemed to be a waiver of such right), then Landlord shall have the right to offer such space to the prospective tenant, and if such transaction is consummated, Tenant's rights under this Section shall automatically terminate and be of no further force or effect. If a right to lease pursuant to this Section shall not be exercised within the Offer Period or shall be waived (no notice is deemed to be a waiver of such right), and Landlord fails to lease the space covered by the Offer within six (6) months after Landlord's submission of a copy of the Offer to Tenant, then this Section shall be applicable to any subsequent offer to lease the First Refusal Space or any portion thereof.

     (d) Notwithstanding the foregoing right of first refusal and any other provision of this Lease to the contrary, such right of first refusal is conditioned upon (i) this Lease being in full force and effect and there being no default under this Lease and no previous default hereunder by Tenant on more than two (2) occasions for which Landlord has provided notice to Tenant, and
(ii) some portion of the First Refusal Space covered by the

Offer being adjacent to the Premises. If Tenant fails to exercise the foregoing right of first refusal as provided in and in strict accordance with the terms of this Section, or if conditions (i) and (ii) in this subsection (d) are not entirely satisfied, the foregoing right of first refusal shall automatically terminate and be of no further force or effect, or if exercised, shall be null and void.

     (e) Tenant shall not have the right to assign its right of first refusal to any sublessee of the Premises or any portion thereof or to any assignee of this Lease, nor may any such sublessee or assignee exercise or enjoy the benefit of such right of first refusal.

     (f) Notwithstanding any other term or provision of this Section or elsewhere in this Lease, expressed or implied, it is understood and agreed by Tenant that (i) one or more existing tenants of the Project (together with their respective assignees, successors or assigns, hereinafter collectively referred to as the "Existing Tenants") may elect to renew or have certain expansion options, rights to lease and rights of first refusal with respect to space in the Building, including, without limitation, the First Refusal Space, (ii) the rights and interests in and to the First Refusal Space and all portions thereof granted by Landlord to Tenant in this Section are, in all respects, subject and subordinate to all such elections, options and rights of the Existing Tenants and may be wholly or partially rendered void and of no effect by such elections, options and rights, (iii) Landlord shall not be liable for the failure or inability of Tenant to exercise or benefit from any or all rights granted in this Section with respect to said First Refusal Space or any portion thereof by reason of such superior elections, rights and options of the Existing Tenants, and (iv) Tenant shall not be entitled to any compensation, consolation, consideration, replacement of such space, or any other remedy from or against Landlord by reason of such failure or inability.

3. Renewal Option.

     (a) As long as Tenant is not in default in the performance of its covenants under this Lease, Landlord shall grant Tenant the option to renew (the "Renewal Option") the term of this Lease for a period of sixty (60) additional months (the "Renewal Term"). Tenant shall exercise the Renewal Option by delivering written notice of such election to Landlord at least nine (9) months prior to the expiration of the initial term of this Lease. The renewal of this Lease shall be upon the same terms and conditions of this Lease, except (i) the Base Rental Rate during the Renewal Term shall be the then current market rental rate for renewals of similar Class "A" buildings in the Alpharetta area, taking into account tenant improvements and concessions, (ii) Tenant shall have no option to renew this Lease beyond the expiration of the Renewal Term, and (iii) Tenant shall not have the right to assign its renewal rights to any sublessee of fhe Premises or any portion thereof or to any assignee of the Lease, nor may any such sublessee or assignee exercise or enjoy the benefit of such renewal rights. Notwithstanding the foregoing, Tenant shall have no right to exercise such option to renew, and Landlord shall have no obligation to renew this Lease, unless (A) this Lease shall be in full force and effect upon the date of the exercise of the Renewal Option and upon the date of the expiration of the original term, and (B) on the date of the exercise of the Renewal Option and on the date of the expiration of the original term there shall exist no current default on the part of Tenant under this Lease. If Tenant shall fail to exercise the Renewal Option within the time permitted or conditions (A) and (B) set forth above are not entirely satisfied, the Renewal Option shall automatically terminate, this Lease shall expire at the expiration of the original term and Tenant shall have no further right thereafter to renew this Lease or to acquire any interest whatsoever in the Premises. If Tenant shall remain in possession of the Premises after the expiration of the original term without there having been executed between Landlord and Tenant an amendment to this Lease as contemplated by the terms of this Section, then Tenant shall be a Tenant holding over as provided in this Lease.

     (b) Whenever used in this Renewal Option, the term "Market Base Rental Rate" shall mean the annual amount per rentable square foot that Landlord is then quoting as base rent to existing third party tenants who are renewing leases within the Building, for space comparable to the space for which the Market Base Rental Rate is being determined (taking into consideration use, location and/or floor level within the applicable building, leasehold improvements provided, remodeling credits or allowances granted, quality, age and location of the applicable building, rental concessions [such as abatements or lease assumptions], the provision of free or paid unassigned parking, the time the particular rate under consideration became effective, size of tenant, relative operating expenses, relative services provided, etc.). It is agreed that written offers to lease comparable space located elsewhere in the Building may be used by Landlord as an indication of Market Base Rental Rate.

     (c) In the event Tenant disagrees with Landlord's determination of such Market Base Rental Rate, then within no more than fifteen (15) days after Tenant receives Landlord's written determination of such rate Tenant shall give Landlord notice of its desire to arbitrate such rate, which notice shall be accompanied by the identity of an arbitrator appointed by Tenant. Thereafter, Landlord shall have fifteen (15) days in which to appoint its arbitrator, and within fifteen (15) days after the appointment of Landlord's arbitrator the two arbitrators theretofore appointed shall appoint a third arbitrator. If the two arbitrators cannot agree on the appointment of a third arbitrator within fifteen
(15) days, then either party shall have the right to apply to the presiding judge of the Superior Court of Fulton County, Georgia for the selection of the third arbitrator. After the appointment of such third arbitrator, the arbitration board thus elected shall have thirty (30) days in which to reach a majority agreement on the Market Base Rental Rate as defined above, which determination shall be final and binding upon the parties hereto. If the arbitrators are unable to reach a majority agreement within such thirty (30) day period, then each of the arbitrators shall render his or her separate appraisal within such stipulated time, and the three appraisals shall be averaged in order to establish such rate; provided, however, that if the low appraisal and/or the high appraisal are more than ten percent (10%) lower and/or higher than the middle appraisal, the low appraisal and/or the higher appraisal shall be disregarded. If only one appraisal is disregarded, the remaining two appraisals shall be averaged in order to establish such rate. If both the low appraisal and the high appraisal are disregarded, the middle appraisal shall establish such rate. After the Market Base Rental Rate has been established, the arbitrators shall immediately notify the parties in writing. Each arbitrator appointed hereunder shall be a member of the American Institute of Real Estate Appraisers
(MAI) with at least five (5) years of full-time commercial appraisal experience in the Atlanta area, and no such arbitrator shall have any other existing contractual relationship with either party hereto. Landlord and Tenant shall pay the fees of their respectively appointed arbitrators and the fee of the third arbitrator shall be shared equally by Landlord and Tenant. In the event Base Rental is to be paid in accordance with the Market Base Rental Rate and such Market Base Rental Rate is then subject to dispute or arbitration as provided herein, Tenant shall nevertheless pay an amount of Base Rental equal to the Market Base Rental Rate as determined by Landlord during the pendency of any such dispute or arbitration; provided that Landlord shall promptly refund any amounts subsequently determined to have been overpaid by Tenant.

4. Expansion Right.

     (a) Subject to an existing lease which expires September 30, 2005, Landlord hereby grants to Tenant an option to expand (the "Expansion Option"), the Premises to include the Expansion Space (hereinafter defined; the "Expansion Space") upon and subject to the terms and conditions set forth in this Section. "Expansion Space", as used in this Lease, shall mean approximately three thousand five hundred ninety-three (3,593) square feet of Rentable Floor Area on the first (1st) floor of the Building, as more particularly shown on Exhibit "G".

     (b) If Tenant elects to exercise the Expansion Option, Tenant must give Landlord written notice of its exercise of the Expansion Option with regard to all of the Expansion Space on or before March 31, 2005.

     (c) Tenant improvements shall be constructed by Landlord in the Expansion Space at Tenant's sole cost and expense, provided, however, Landlord shall make available to Tenant a Tenant Improvement Allowance in a prorata amount as provided to Tenant per the Work Letter attached hereto. In the event that the tenant improvement costs for the Expansion Space in question exceed the applicable Tenant Improvement Allowance for such Expansion Space, Tenant agrees to pay such entire excess cost to Landlord as Rent on the commencement date for the applicable Expansion Space.

     (d) The Expansion Space shall become part of the Premises and Tenant agrees to commence paying Rent for such Expansion Space on the commencement date applicable to the Expansion Space, established as hereinafter provided in subsection (e) below, and shall be leased to Tenant for the remaining unexpired initial term of this Lease upon the terms and conditions of this Lease then, and from time to time thereafter, in effect including, without limitation, at the scheduled Base Rental Rate as provided in this Lease then, and from time to time thereafter, in effect; provided, however, except as otherwise expressly provided in subsection (c) above, Tenant shall receive no concessions or allowances on account of leasing any Expansion Space.

     (e) The commencement date for the Expansion Space shall be the date the tenant improvements in the Expansion Space are substantially complete but not later than December 1, 2005. If the commencement date for an Expansion Space is delayed by reason of Tenant's default under this Lease or delays primarily caused by Tenant, commencement of Rent with respect to the Expansion Space in question shall be accelerated by the number of such days of delay.

     (f) Within thirty (30) days after the commencement date for the Expansion Space, Landlord and Tenant agree to enter into an amendment to this Lease to document the expansion of the Premises pursuant to this Section.

     (g) Tenant's Expansion Option to lease Expansion Space are personal to Tenant and Tenant shall not have the right to assign the Expansion Option to any sublessee of the Premises or any portion thereof or to any assignee of this Lease, nor may any such sublessee or assignee exercise or enjoy the benefit of the Expansion Option.

     (h) Notwithstanding the foregoing Expansion Option and any other provision of this Lease to the contrary, such Expansion Option is conditioned upon this Lease being in full force and effect and there being no default under this Lease and no previous default hereunder by Tenant on more than two (2) occasions for which Landlord has provided notice to Tenant. If Tenant fails to exercise the Expansion Option by March 31, 2005, and as provided in and in strict accordance with the terms of this Section, or if the condition in the immediately preceding sentence is not entirely satisfied, the Expansion Option shall automatically terminate and be of no further force or effect, or if exercised, shall be null and void.

5. Cap on Controllable Operating Expenses.

     For purposes of calculating Tenant's Additional Rental pursuant to Section 8 of the Lease, Landlord and Tenant hereby agree that, commencing with the first full calendar year of the Lease Term, Operating Expenses (except for Uncontrollable Costs, as hereinafter defined) shall be deemed not to increase by more than four percent (4%); the applicable percentage cap is herein referred to as the "Operating Expense Cap" from one calendar year to the next calendar year, regardless of any actual increases in Operating Expenses; provided, however, in the event that in any calendar year any such increase in Operating Expenses is in fact greater than the Operating Expense Cap (any such increase in excess of the Operating Expense Cap being hereinafter collectively referred to as the "Carryover Percentage"), Landlord shall have the right to add all of the Carryover Percentage (or such portion thereof as will not produce a total increase in Operating Expenses in excess of the Operating Expense Cap) to the increases in Operating Expenses occurring over any of the following years of the Lease Term in which such increases in Operating Expenses are less than the Operating Expense Cap, on a cumulative basis until all such Carryover Percentages have been used to increase Operating Expenses for purposes of calculating Tenant's Additional Rental payable pursuant to paragraph 7 of the Lease. For example, if the actual increase in Operating Expenses during the second calendar year of the Lease Term is six percent (6%) and if, for purposes of this example, the Operating Expense Cap is five percent (5%) (thus creating a Carryover Percentage of one percent (1%), which may be carried forward to future years by Landlord), and if in the third calendar year of the Lease Term the actual increase in the Operating Expenses is four percent (4%), then during the third calendar year of the Lease Term Operating Expenses shall be deemed to increase by five percent (5%), such five percent (5%) increase arising from adding the four percent (4%) increase in Operating Expenses which occurred in the third calendar year to the one percent (1%) Carryover Percentage from the second calendar year. The foregoing provisions of this Section notwithstanding, Taxes, all utility costs and expenses, including, without limitation, those for electricity and other feels and forms of power or energy, water charges, sewer and waste disposal, and the cost of all casualty, liability and other insurance applicable to the Project and Landlord's personal property used in connection with the Project (all of the foregoing are herein collectively referred to as "Uncontrollable Costs") shall not be subject to any limitation or cap, and, accordingly, the total dollar increase in Operating Expenses, and Tenant's Additional Rental payable pursuant to paragraph 7 of the Lease, for any and each calendar year during the Lease Term shall be calculated without any limitation or cap on Uncontrollable Costs.

6. Generator.

     Tenant may continue to operate and maintain its existing generator as located in the Building as of the Effective Date.

                                    EXHIBIT G

                                  (FLOOR PLAN)

                        (COLONIAL PROPERTIES TRUST LOGO)

                       FIRST AMENDMENT TO LEASE AGREEMENT

     THIS FIRST AMENDMENT TO LEASE AGREEMENT (the "Amendment"), made this 23rd day of February, 2005, by and between COLONIAL REALTY LIMITED PARTNERSHIP, a Delaware limited partnership (hereinafter referred to as "Landlord") and COMPBENEFITS CORPORATION, a Delaware corporation (hereinafter referred to as "Tenant").

                                   WITNESSETH:

     WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated January 1, 2005 (hereinafter referred to as the "Lease") for space located in Suite 400 consisting of 58,807 rentable square feet of Colonial Center 100, Roswell, Georgia 30076 (hereinafter referred to as the "Premises"); and

     WHEREAS, Landlord and Tenant desire to enter into this Amendment for the purpose of evidencing their mutual understanding and agreement regarding the expansion of the Premises, extension of the Term and certain other matters relating thereto as set forth hereinbelow.

     NOW, THEREFORE, for and in consideration of the premises, the mutual covenants contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     1. Late Payments. The Lease is hereby amended to add as Paragraph 5(c) the following:

          5(c). In the event the Base Rental to be paid hereunder is not received by Landlord by the fifth (5th) day of the month due, Landlord shall have the right to impose a late charge of five percent (5%) of all amounts past due, provided that the late charge shall be waived by Landlord for the initial three (3) late payments in any twenty-four (24) month period during the Term.

     2. Improvement Allowance. The third (3rd) grammatical paragraph of Paragraph 2 of Exhibit "D" Work Agreement is hereby amended to add "UPS battery back up upgrades" as a use for any unused Improvement Allowance.

     3. Construction Management Fee. The fee for construction management services described in the fourth (4th) grammatical paragraph of Paragraph 2 of Exhibit "D" Work Agreement shall not apply to the work completed in 2005 to replace the water-source heat pump piping, upgrade the UPS battery back up system, or upgrade the supplemental HVAC system.

     4. Binding Effect. This Amendment shall be governed by and construed in accordance with the laws of the State of Georgia, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, representatives and assigns. In the event of any inconsistency or conflict between the terms of this Amendment and of the

Lease, the terms hereof shall control. Time is of the essence of all of the terms of this Amendment.

     5. Continued Validity. Except as hereinabove provided, all other terms and conditions of the Lease shall remain unchanged and in full force and effect, and are hereby ratified and confirmed by Landlord and Tenant.

     6. Modifications. This Amendment may not be changed, modified, discharged or terminated orally in any manner other than by an agreement in writing signed by Landlord and Tenant or their respective heirs, representatives, successors and permitted assigns.

     IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed under seal as of the date and year first above written.

                                           "TENANT":

                                           COMPBENEFITS CORPORATION, a
                                           Delaware corporation


                                           By: /s/ George W. Dunaway
                                               ---------------------------------
                                           Title: CFO


                                           Attest: /s/ Bruce A. Mitchell
                                                   -----------------------------
                                           Title: SEC


                                           "LANDLORD":

                                           COLONIAL REALTY LIMITED PARTNERSHIP,
                                           a Delaware limited partnership

                                           By: Colonial Properties Trust, an
                                               Alabama real estate investment
                                               trust, its general partner


                                           By: /s/ Robert A. Jackson
                                               ---------------------------------
                                               Robert A. Jackson, Executive
                                               Vice President